PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(5)
(To Prospectus dated August 8, 2018)	Registration No. 333-226288

728,262 Ordinary Shares

We are offering 728,262 ordinary shares to certain institutional investors at a price of $4.60 per share under securities purchase agreements dated August 14, 2018 between us and such investors.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “ABIL.” Our listed warrants trade on the OTC Pink under the symbol “ABIWF”. The closing price of our ordinary shares, as reported on the Nasdaq Capital Market on August 13, 2018, was $5.99. The closing price of our warrants, as reported on the OTC Pink on August 13, 2018, was $0.055. Our ordinary shares may be delisted from the Nasdaq Capital Market (See “Our Business – Nasdaq Delisting Determination” on page S-10 and “Risk Factors—Our ordinary shares could be delisted from the Nasdaq Capital Market if we fail to regain compliance with the Nasdaq’s stockholders’ equity continued listing standards on the schedule required by the Nasdaq Capital Market. Our ability to publicly or privately sell equity securities and the liquidity of our ordinary shares could be adversely affected if we are delisted from the Nasdaq Capital Market” on page S-10).

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on June 26, 2018, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $11 million. We have not issued any securities pursuant to Instruction I.B.5. of Form F-3 during the 12 calendar month period that ends on and includes the date hereof.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement and on page 3 of the accompanying prospectus for a discussion of certain factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission, the Israel Securities Authority nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent in connection with the offering. The placement agent has agreed to use its “reasonable best efforts” to sell the securities offered by this prospectus supplement and the accompanying prospectus. We have agreed to pay the placement agent fees, in respect of ordinary shares placed by the placement agent, set forth in the table below, which assumes that we sell all of the ordinary shares we are offering.

	Per Ordinary Share	Total
Offering price	$4.60	$3,350,005
Placement agent’s fees (1)	$0.345	$251,250
Proceeds, before expenses, to us	$4.255	$3,098,755

(1)	We have also agreed to pay the placement agent a management fee equal to 1.0% of the gross proceeds raised in this offering and reimbursement for legal fees and expenses in the amount of up to $75,000 and to issue the placement agent or its designees warrants to purchase a number of ordinary shares equal to 7.5% of the aggregate number of ordinary shares sold in this offering at an exercise price of $5.75 per ordinary share, which represents 125% of the public offering price per ordinary share. See “Plan of Distribution” on page S-55 of this prospectus supplement for more information regarding these arrangements.

We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement on or about August 16, 2018.

H.C. Wainwright & Co.

The date of this prospectus supplement is August 14, 2018.

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to a registration statement (No. 333-226288) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement and the accompanying prospectus provide specific information about the offering by us of our ordinary shares under the shelf registration statement. This document is in two parts. The first part is the prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference herein as described under the heading “Incorporation by Reference” and the additional information described under the heading, “Where You Can Find More Information” in this prospectus supplement, as well as any free writing prospectus prepared by or on behalf of us or to which we have referred you.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement and the accompanying prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

Throughout this prospectus, unless otherwise designated, the terms “we,” “us,” “our,” the “Company” and similar designations refer to Ability Inc. and its subsidiaries, Ability Computer & Software Industries Ltd., or Ability and Ability Security Systems Ltd., or ASM. References to “ordinary shares”, “warrants” and “share capital” refer to the ordinary shares, warrants and share capital, respectively, of Ability Inc.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated herein by reference as exhibits to the registration statement, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Market data and certain industry data and forecasts used throughout this prospectus were obtained from sources we believe to be reliable, including market research databases, publicly available information, reports of governmental agencies and industry publications and surveys. We have relied on certain data from third-party sources, including internal surveys, industry forecasts and market research, which we believe to be reliable based on our management’s knowledge of the industry. Forecasts are particularly likely to be inaccurate, especially over long periods of time. In addition, we do not necessarily know what assumptions regarding general economic growth were used in preparing the third-party forecasts we cite. Statements as to our market position are based on the most currently available data. While we are not aware of any misstatements regarding the industry data presented in this prospectus, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus. Our financial statements are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP. Our historical results do not necessarily indicate our expected results for any future periods.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Unless derived from our financial statements or otherwise noted, the terms “shekels,” “Israeli shekels” and “NIS” refer to New Israeli Shekels, the lawful currency of the State of Israel, and the terms “dollar,” “U.S. dollar,” “US$,” “USD” or “$” refer to U.S. dollars, the lawful currency of the United States.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus supplement and the accompanying prospectus, including the risks related to our business, our industry, investing in our ordinary shares and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes before making an investment in our securities.

Overview

We are a holding company operating through our subsidiaries, Ability and ASM, which provide advanced interception, geolocation and cyber intelligence products and solutions that serve the needs and increasing challenges of security and intelligence agencies, military forces, law enforcement agencies and homeland security agencies worldwide. We believe that our advanced comprehensive capabilities in both the areas of interception of communications and geolocation set us apart from our competitors.

Founded in 1994, Ability has proven experience in the fields of interception and geolocation. We specialize in off-air interception of voice, SMS and data communication from both cellular (GSM/CDMA/UMTS/LTE) and satellite communication networks and deciphering solutions for both cellular and satellite communications.

Our portfolio of cellular communications solutions includes, in addition to interception of voice, SMS, and data, an advanced geolocation system and cyber solutions. The geolocation solutions we offer geographically target mobile phones and are sold independently or as an additional feature within other systems. The cyber solutions provide the user with the ability to extract and view information from mobile phones. We also offer a system that can detect the existence of active interception systems (such as active cellular interception systems, fake SMS advertising systems and IMSI/IMEI catchers), can prevent interception by such systems and “intercept the interceptor,” allowing the user to listen to and manipulate the intercepted information.

Our portfolio of satellite solutions includes advanced interception systems for Iridium, Thuraya, IsatPhone and VSAT communications.

Both our cellular and satellite interception solutions can be used either as portable stand-alone tactical systems or can be integrated into larger scale fixed strategic systems.

We believe that the products and solutions we offer enable security agencies, law enforcement agencies and armed forces to gain a tactical and situational advantage over highly mobile and covert adversaries and we believe that we are among the few companies with an offering and suite of solutions that targets all segments of the lawful interception market.

We sell to our customers a variety of products and also offer customized solutions designed to meet their specific needs. Our solutions include both tactical and strategic systems. We work closely with our customers to design solutions for their specific configuration needs, including facilitating integration with larger scale systems. Most of these systems are scalable in functionality, capacity, coverage area and communications protocol types in order to meet the budgets and needs of our customers. The systems are available either as tactical, transportable solutions or as strategic, fixed installations and can be installed in many fixed or transportable configurations, including in vehicles, ships, aerial platforms and on personnel.

Our headquarters, operations and sales office are located in Tel Aviv, Israel.

Industry

The increasing threat of global terrorism as well as ordinary criminal activity over the past few decades has created a demand for the increased ability of military intelligence agencies and law enforcement agencies to intercept communications upon which such activity is based and to decipher these communications. We believe interception of communications has become the most crucial task in intelligence and surveillance. Reliable, portable, robust solutions are critical to the success of any such operation.

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In response to this need, we have integrated solutions to cover the many facets of communications interception and decryption. We provide solutions to a variety of customer needs, with both off-the-shelf and customized systems for customers around the world.

Our customers’ operational demands are becoming increasingly diverse and extensive due to advances in technology of the targeted communications, requiring industry participants to enhance their offerings to include advanced location and cyber solutions as well as solutions for new generations of cellular communications, such as 4G/LTE and the proposed 5G networks.

The tactical lawful interception industry is dominated by a limited number of international suppliers, including us. We believe that entry into this market by new participants is limited due to the nature of the government agencies that comprise the market and its customers. Although this market has continually grown, we believe that the number of suppliers has not grown materially due to the significant barriers to entry into the market as a result of the nature of governmental agencies, privacy laws and the complexity of the required technology.

Our Portfolio of Solutions and Products

In the area of cellular communications, we offer turnkey integrated solutions for all cellular communications standards (GSM, CDMA, UMTS and LTE). These solutions provide real-time interception, robust, ultra-portable design and user-friendly operations. We offer strategic and tactical cellular interception systems, which are used for intercepting mobile phone traffic and tracking mobile phone users.

With respect to satellite communications, we offer field-proven, cutting-edge solutions for Iridium, Thuraya, IsatPhone Pro and other satellite links.

Our revenues are highly dependent upon the successful implementation and customer adoption of Ultimate Interceptions, or ULIN, the customer adoption of which has been limited. Our ULIN, which was introduced in November 2015, is we believe to be the first-to-market SaaS strategic system for interception and geolocation in GSM, UMTS and LTE cellular networks. Unlike any other strategic lawful interception system known to us, ULIN does not require, in most cases, the involvement of mobile network operators. Unlike tactical interception systems, ULIN does not need to be in the vicinity of intercepted targets. In most instances, ULIN requires only the mobile device’s phone number or IMSI to start the interception, however, there are some network operators for which ULIN is currently not capable of intercepting cellular communication. ULIN detects dialing/dialed phone numbers and provides the geographic location of participating mobile devices. ULIN incorporates our legacy Hunter geolocation solution. All our ULIN sales are based on a Reseller Agreement with a third party supplier, or the Reseller Agreement, granting us a worldwide exclusive right to sell ULIN, which automatically terminates in January 2019 and may be terminated by either party under certain specific circumstances. See “Risk Factors—ULIN sales are dependent on a reseller agreement with one supplier, which automatically terminates in January 2019.”

ULIN represents a new technological approach to cellular interception and provides operational capabilities that we believe did not previously exist, primarily the ability to intercept cellular communications without the need to be in the vicinity of intercepted targets. During the year ended December 31, 2016, we completed our first ULIN sale. During the year ended December 31, 2017, we suspended recognizing revenues for this sale due to collectability issues. In January 2018, we completed an additional sale of ULIN however due to technical implementation issues encountered with the solution, we have not recognized any revenue from such sale to date. While we have seen significant interest in ULIN and its advanced capabilities, we believe that the limited customer adoption to date of ULIN, notwithstanding its competitive advantage over tactical interception solutions, is primarily due to its increased costs compared to tactical interception solutions, as well as the market’s desire for a product capable of intercepting data communication in addition to cellular communication, and ULIN’s inability to intercept cellular communication within some network operators. See “Risk Factors—Our revenues are highly depend on the successful implementation and customer adoption of ULIN, the customer adoption of which has been limited.”

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Legal Proceedings

Re. Ability Inc. Securities Litigation

On May 25, 2016, a purported class action lawsuit, captioned In re Ability Inc. Securities Litigation, Master File No. 16-cv-03893-VM (S.D.N.Y) was filed against the Company, Anatoly Hurgin and Avi Levin in the Southern District of New York in the United States. The complaint asserts claims pursuant to Section 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder on behalf of a putative class of all purchasers of the Company’s ordinary shares between September 8, 2015 and April 29, 2016. The complaint broadly alleges that certain of the Company’s public statements were false, and that the Company materially overstated its income and failed to disclose that it had material weaknesses in its internal controls. The complaint does not specify the amount of damages sought. On July 25, 2016, a second purported class action lawsuit was filed against the Company, Anatoly Hurgin and Avi Levin in the Southern District of New York in the United States. The complaint asserts claims pursuant to Section 10(b) and 20(a) of the Exchange Act and Rule 10b-5 promulgated thereunder on behalf of a putative class of all purchasers of the Company’s ordinary shares between September 8, 2015 and April 29, 2016. The complaint broadly alleges that the Company’s financial statements were false and misleading and were not prepared in conformity with GAAP, nor was the financial information a fair presentation of the Company’s operations. The complaint does not specify the amount of damages sought. These two putative class actions have been consolidated into one action and co-lead plaintiffs have been appointed. In accordance with a schedule adopted by the court, co-lead plaintiffs filed an amended complaint on April 28, 2017. In the amended complaint, co-lead plaintiffs have added the Company’s former director, Benjamin Gordon and the Company’s auditor, BDO Ziv Haft as defendants. The amended complaint asserts claims pursuant to Section 10(b) of the Exchange Act and Rule 10b-5 promulgated thereunder against all defendants, a claim pursuant to Section 20(a) of the Exchange Act against Messrs. Hurgin, Levin and Benjamin Gordon, a claim pursuant to Section 11 of the Securities Act against us, BDO Ziv Haft and Messrs. Hurgin and Benjamin Gordon, and a claim pursuant to Section 15 of the Securities Act against Messrs. Hurgin, Levin and Benjamin Gordon on behalf of a putative class of all purchasers of the Company’s ordinary shares between September 8, 2015 and April 29, 2016. The amended complaint does not specify the amount of damages sought. The complaint broadly alleges that certain of the Company’s public statements were false, that it had material weaknesses in its internal controls, that its financial statements were false and misleading and were not prepared in conformity with GAAP, nor was the financial information a fair presentation of the Company’s operations, and that its registration statement contained material misstatements and omissions. On August 17, 2017, the court ordered a stipulated schedule recognizing that all parties had agreed to a mediation on October 17, 2017 and all deadlines were reset until after that mediation took place.

On December 21, 2017, the Company entered into a Memorandum of Understanding, or the MOU, to memorialize an agreement in principle to settle all claims of participating class members in the class actions consolidated in the lawsuit captioned In re Ability Inc. Securities Litigation, No. 16-cv-03893 (VM), pending in the Southern District of New York, or the New York Class Action Litigation. The MOU provides for an aggregate settlement payment of $3.0 million, which includes all plaintiffs’ attorneys’ fees and expenses, as well as any other class notice and administrative fees related to the resolution of the New York Class Action Litigation. On April 25, 2018, the motion for settlement was filed with the court. On May 18, 2018, the court granted preliminary approval of the settlement, which will be subject to a final approval hearing currently scheduled for September 14, 2018. The settlement includes the dismissal of all claims against the Company and the named individuals in the New York Class Action Litigation. It is expected that $250,000 of the $3.0 million settlement amount will be funded by the Company and the remaining $2.75 million will be funded with the Company’s insurance proceeds or contributed by other defendants. The ultimate impact of this class action settlement on the Levy Litigation (Case No. 2015-CA-003339), Pottash Litigation (Case No. 502016CA013823), Hammel Litigation (Case No. 50-2018-CA-000762-MB-AG) and the Ladragor Litigation (C.A. 8482-05-16), each as further described herein, has yet to be determined, however, some or all of the claims raised in such other actions may be deemed to be resolved, settled and disposed of as part of such class action settlement.

The Company intends to continue to attempt to settle and resolve the litigation. There is no assurance that the court will finally approve the settlement.

In connection with the entry into of the MOU, the Company entered into an agreement with its insurer, or the Discharge Agreement, pursuant to which the Company agreed to discharge the insurer from liability with respect to any U.S. claims (excluding the Ladragor Litigation in Israel) in consideration for an aggregate settlement amount of $5.0 million, of which $2.5 million is to be used for settlement of the New York Class Action Litigation and the remaining amount is to be used to cover various defense and legal costs. Accordingly, no insurance proceeds will be available for any U.S. claims other than with respect to the settlement of the New York Class Action Litigation.

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Levy Litigation

On October 15, 2015, plaintiff Brian Levy, purportedly on behalf of himself and all others similarly situated, filed a first amended class action and derivative complaint against Cambridge Holdco Corp., Ability, the individual members of the Cambridge board of directors, and Cambridge Capital Acquisition Corp. and the Company as nominal defendants in case number 2015CA003339 in the Circuit Court of the 15th Judicial Circuit in Palm Beach County, Florida. The complaint generally alleged, among other things, that the members of the Cambridge board of directors breached their fiduciary duties to Cambridge stockholders by approving the contemplated merger with Ability, and that Ability was aiding and abetting the Cambridge board of directors in the alleged breach of their fiduciary duties. The action sought injunctive relief, damages and reimbursement of fees and costs, among other remedies. On February 17, 2016, Ability filed a motion and supporting memorandum of law to dismiss the plaintiff’s amended complaint on the grounds that the Court lacked personal jurisdiction over Ability; the derivative aiding and abetting claim was extinguished by the closing of the Business Combination and the claims against Ability were insufficiently pleaded. On September 15, 2016, the Court granted the defendants’ motion to dismiss in its entirety without prejudice, and the Judge dismissed the amended complaint. However, the court provided the plaintiff with 45 days within which to file a further amended complaint. On October 22, 2016, a second amended complaint was filed by the plaintiff. On January 17, 2017, the defendants filed a motion to dismiss the second amended complaint on multiple grounds, including various pleading deficiencies that the plaintiff has failed to adequately correct. On March 9, 2017, the plaintiff filed a response to the motion to dismiss. On June 21, 2017, the Judge entered an order, or the June 21 Order, granting a partial motion to dismiss as to the counts against Ability due to lack of personal jurisdiction over Ability. Ability was therefore dismissed from the case without prejudice, and it is unclear at this stage whether the plaintiff will attempt to bring Ability directly back into the action in the future. On the other hand, pursuant to the Judge’s ruling, the Company still remains as a necessary party and named defendant in the case. In the June 21 Order, the Judge also partially denied the motion to dismiss the second amended complaint, and the purported class action and derivative claims against the individual defendants for alleged breach of fiduciary duties, failure to disclose and ultra vires acts still remained pending.

On July 21, 2017, the Company and each of the individual defendants filed their answer and affirmative defenses raising numerous substantive and legal defenses to the alleged claims set forth in the second amended complaint. On August 7, 2017, plaintiff’s counsel filed a motion for class certification and incorporated memorandum of law. The Company and defendants filed papers in opposition to such motion, and on March 13, 2018, the Court entered an order denying plaintiff’s motion for class certification, but allowing plaintiff to attempt to file a further amended complaint within 30 days after the order denying the request for class certification.

On April 12, 2018 the plaintiff filed a verified third amended class action and derivative complaint, or the Third Amended Complaint, attempting to assert the same type of claims raised in the second amended complaint. On May 2, 2018, Plaintiff filed another motion for class certification requesting class certification in connection with the class claims that Plaintiff purports to assert in the Third Amended Complaint. The Company will be filing its memorandum in opposition to the motion for class certification. The parties will be scheduling hearings on the pending motion to dismiss and motion for class certification.

On June 27, 2018, the defendants filed their comprehensive motion to dismiss and memorandum of law seeking dismissal of all claims asserted the Third Amended Complaint. At this point in time, the motion to dismiss and the Renewed Motion remain pending before the Court.

The Company intends to vigorously defend against such claims, and to continue to explore potential opportunities to settle and resolve the litigation. If the case does not settle, it is impossible to predict the probable outcome of these legal proceedings at this time in light of the relatively early stage of the proceedings.

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Pottash Litigation

On December 13, 2016, a complaint, captioned Pottash v. Benjamin Gordon et. al., Case No. 50-2016-CA-013823, was filed in the 15th Circuit, Palm Beach County, Florida in the United States, against the Company, its former director, Benjamin Gordon, BG Strategic Advisors, LLC, Cambridge Capital, LLC and Jonathan Morris, in his capacity as trustee of the Gordon Family 2007 Trust. On January 23, 2017, the plaintiff filed an amended complaint. On March 2, 2017, the Company filed a motion to dismiss all of the claims asserted against it in the amended complaint. On the same day, Benjamin Gordon and BG Strategic Advisors also filed motions seeking the dismissal of the amended complaint in its entirety. On November 27, 2017, the plaintiff filed a second amended complaint against the Company Benjamin Gordon and Jonathan Morris. The complaint alleges violations of Florida State securities laws, common law fraud, negligent misrepresentation and conspiracy. On January 17, 2018, the Company filed a motion to dismiss seeking the dismissal of all claims asserted against it on various legal grounds. The co-defendants also filed motions seeking dismissal of the second amended complaint.

Based on the arguments for dismissal, the Plaintiff has indicated that he will be filing a further amended complaint. The Company intends to continue vigorously defend against this action. It is impossible to predict the probable outcome of these legal proceedings at this time in light of the relatively early stage of the proceedings.

Hammel Litigation

On January 19, 2018, a complaint, captioned Hammel v. Benjamin Gordon et. al (Case No. 50-2018-CA-000762-MB-AG), was filed in the 15th Circuit, Palm Beach County, Florida in the United States, against the Company, Benjamin Gordon, and Jonathan Morris. The complaint alleges that the defendants, through a series of misrepresentations and omissions, induced the plaintiff, Robert Hammel, to invest in the stock of Cambridge. Plaintiff alleges to have lost more than $1.6 million due to the defendants’ conduct. In a summons issued in February 26, 2018, the Company was also named as one of the defendants. The Company filed a motion to dismiss the complaint. Based on the arguments for dismissal, the Plaintiff has indicated that he will be filing a further amended complaint. The Company intends to vigorously defend against this action. Given that these proceedings are in the preliminary stage, the timing or outcome of this matter cannot be predicted at this time.

Patent Infringement Litigation

On October 27, 2015, Ability received a notice alleging that its GSM interception and decryption systems allegedly fall within the claims of an Israeli patent owned by the claimant. The notice demands an accounting of all such products manufactured, exported, sold or otherwise commercialized by Ability and/or any entity on its behalf. On November 12, 2015, a lawsuit, captioned Dr. Elad Barkan et al. v. Ability Computer & Software Industries Ltd. et al. C.C. 29551-11-15, alleging patent infringement, violation of a non-disclosure agreement, trade secret misappropriation and unjust enrichment, was filed with the Central District Court in Israel by a company and an individual originally against Ability and its controlling shareholders at that time. The amount sought in the lawsuit for registration fee purposes is NIS 5.0 million (approximately $1.4 million), however the plaintiffs have not yet quantified the amount of the compensation demanded. Furthermore, the plaintiffs demanded to immediately cease any infringement of the patent as well as any further use of the claimed technology, including the further manufacture, export, sale or marketing of the alleged infringing products. On April 5, 2016, Ability and its controlling shareholders filed a statement of defense, and on April 13, 2016 a pre-trial hearing was held. On May 23, 2016, the plaintiffs filed a petition to add the Company, Ability Limited, a company wholly-owned by Anatoly Hurgin, and ASM as defendants and to amend the statement of claim. The parties then agreed to appoint a mediator in an attempt to settle the dispute out of court, and agreed, with the approval of the court, on a stay of proceedings until September 2016. However, the parties did not reach an agreement by that time. On October 9, 2016, upon the application of the original defendants and with the plaintiffs’ consent, the court decided to stay the proceedings until a decision is handed down on a related pending application to the Israeli Patent Registrar to revoke the patent in dispute. On August 23, 2017, the Deputy Patent Registrar decided to reject the revocation application, and on August 28, 2017 the plaintiffs informed the court of the deputy registrar’s decision, and requested to resume the proceedings and instruct the original defendants (Ability and its former controlling shareholders) to file their response to the petition to join the Company, Ability Limited and ASM as defendants (a response was filed on September 25, 2017, and a rejoinder was filed by the plaintiffs on October 22, 2017). On December 25, 2017, the original defendants filed a petition to order the plaintiffs to deposit a guarantee as security for costs of the trial (a response was filed on January 14, 2018, and a rejoinder was filed on January 17, 2018). A second pre-trial hearing was held on January 17, 2018, in which the court decided that the plaintiffs were allowed to amend the statement of claim without having the consent either of the original defendants or the Company, Ability Limited and ASM to the content of the amended statement of claim, and without waiving the right to request dismissal of the amended suit (partially or completely). The court also decided that the petition to order the plaintiffs to deposit a guarantee as security for costs will be adjudicated after the statement of case is amended. On March 15, 2018 the plaintiffs filed an amended statement of claims against the original defendants, as well as against the Company, Ability Limited and ASM. On May 30, 2018 the defendants filed an amended statement of defense along with two petitions: (1) a petition for issuing a decision on the petition to order the plaintiffs to deposit a guarantee as security for costs; (2) a petition for dismissing the case in limine. The plaintiffs filed their responses to the two petitions on June 26, 2018 and the defendants filed rejoinders on July 8, 2018. On July 11, 2018 and July 18, 2018 two pre-trial hearings were held, and the court decided to order the plaintiffs to deposit a guarantee of ILS 100,000 as a security for costs. In addition, the defendants were asked by the court to reconsider their position regarding the petition for dismissing the case in limine. On July 24, 2018 the parties jointly informed the court that: (1) without waiving any contentions or rights, the defendants would not insist on the petition for dismissing the case in limine, and the contentions raised in the petition for dismissing the case in limine would be decided in the final judgement or in any interim decision; (2) they agree to appoint again a mediator (Adv. Reuven Behar) in an attempt to settle the dispute out of court in the framework of a mediation which is limited in time for not more than six months; (3) to set dates for pre-trial procedures (discovery and interrogatories), for a pre-trial hearing and for filing evidence. Accordingly, on July 24, 2018 the court decided to dismiss the petition for dismissing the case in limine without mutually waving any contentions or rights, set dates for discovery (by the end of September 2018) and for exchanging of (by the end of September 2018) and replying to interrogatories (by the end of October 2018) and set another pre-trial hearing for November 28, 2018. The parties intend to have the first meeting with the mediator in the beginning of September 2018. The Company intends to continue vigorously defend against this action. The Company believes that the suit’s probability of success, as filed, is less than even, and the Company intends to vigorously defend against it.

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In addition, after the Deputy Patent Registrar decided to reject the revocation application on August 23, 2017, the patentee, Dr. Barkan, filed an amended version of certain claims on September 28, 2017. The amendment was subject to opposition by third parties until December 28, 2017. On December 27, 2017, Ability filed with the Patent Registrar an opposition to the request to have the specification of the patent amended. On March 15, 2018, Ability filed its statement of claims, arguing that the request should be dismissed for various reasons. Dr. Barkan filed his statement of claims on June 14, 2018. Ability intends to file its evidence by September 14, 2018.

Ladragor Litigation

On May 4, 2016, the Company was served with a lawsuit and a motion for the certification of the lawsuit as class action, captioned Ladragror v. Ability Inc. et al. C.A. 8482-05-16, in the Tel Aviv District Court in Israel, filed, against the Company, Anatoly Hurgin, Alexander Aurovsky, and Benjamin Gordon and Mitchell Gordon. The claim alleges, among other things, that the Company misled the public in the Company’s public filings with regard to its financial condition and included misleading information (or omitted to include relevant information) in its financial statements published in connection with the January 12, 2016 listing of shares for trading on the Tel Aviv Stock Exchange. In addition, the claim alleges that the defendant directors breached their fiduciary duty under Israeli law towards the Company and its public shareholders. The claim alleges that the plaintiff suffered personal damages of NIS 137.7 (approximately $39.7), and estimates that its shareholders suffered damages of approximately NIS 23.3 million (approximately $6.72 million). On September 15, 2016, the Company filed a motion for a stay of proceedings, due to other pending class action lawsuits in the United States that also relate (among other things) to the stated causes of action and based on similar claims. The Court required the parties to update the Court on the status of the United States class actions by March 15, 2017. On March 15, 2017, the plaintiff filed an update and requested that proceedings be stayed until the completion of the internal investigation of the audit committee. On the same day, the Company filed a separate update with respect to the United States class actions, together with a motion for a stay of proceedings pending resolution of the consolidated United States class actions. On March 16, 2017, the Court held that the plaintiff must respond to the motion to stay proceedings pending resolution of the consolidated United States class actions. On March 26, 2017, the plaintiff filed a partial response, requesting an extension until May 15, 2017 to file a full response, alleging that the publication of the Company’s annual financial statements, together with the findings of the internal investigation, would affect its position on its motion to stay proceedings. On May 23, 2017, the Court granted the plaintiff the requested extension. On May 15, 2017, the plaintiff filed a motion asking for an additional three month extension to file a full response, among other things, as the Company had not filed its annual financial statements or published the findings of the internal investigation. On August 14, 2017, the Company and Messrs. Hurgin and Aurovsky filed a notice regarding their counsel substitution. In light of this, the judge decided on August 27, 2017 to recuse herself from the case. On August 21, 2017, the plaintiff filed a motion and an updated notice in which he claimed that the Company had not yet published the report of the internal investigation, and hence the reasons for granting him a continuance to file his response to the motion to stay of proceedings are still relevant. The plaintiff also informed the Court that in the U.S. proceedings, the parties agreed to mediation, and the mediation meeting was scheduled in October 2017. The plaintiff asked the Court to file an update notice in 90 days. On August 28, 2017, the Court ordered the parties to file an update notice on September 28, 2017. On September 28, 2017 and November 7, 2017 the plaintiff, the Company, and Messrs. Hurgin and Aurovsky updated the Court that the mediation process in the U.S. was still pending. On November 8, 2017, the Court ordered the parties to file an update notice in 90 days. On February 7, March 7, April 12, May 8, June 12, July 10 and August 9, 2018, the parties updated the Court that they are holding negotiations in order to settle the case, and requested extensions for filing the update notice. The Company intends to attempt to settle and resolve the litigation. If the case does not settle, the Company intends to continue vigorously defend against this action. Given that the proceeding is currently suspended, the timing or outcome of this matter cannot be predicted at this time. As referenced above in Re. Ability Inc. Securities Litigation, the Ladragor Litigation is not subject to the Discharge Agreement.

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Israeli Arbitration

In January 2015, Ability, Messrs. Anatoly Hurgin and Alexander Aurovsky, and a third party plaintiff entered into an arbitration process, following a claim filed with the Tel Aviv Magistrates Court in October 2014 by the plaintiff against Ability and its former shareholders, claiming a right to review Ability’s accounts and reserving the right to file a monetary claim. On September 14, 2016, the plaintiff presented the defendants with a settlement proposal for the resolution of all claims against the defendants and any entity affiliated with them in exchange of the full and final payment of an amount of NIS 8,450,000 (approximately $2,200,000), which was subsequently approved by the Company’s board of directors. On or about the time of the board meeting at which (among things) the settlement proposal was approved, the plaintiff made claims that the proposal did not include VAT and that a settlement agreement has not been entered into between the parties. This dispute was referred to a new arbitration process and on February 16, 2017 a settlement was reached, according to which the parties agreed that the plaintiff would receive a total of NIS 9,527,000 (approximately $2,480,623), including VAT (which is equal to NIS 8,142,735 plus VAT). Thereafter, on February 20, 2017, such settlement was approved by the arbitrator and was made an arbitral award. Following the arbitral award and according to the determination of the Company’s board of directors, the Company and Messrs. Hurgin and Aurovsky appointed an independent legal expert acting as an arbitrator to make a final determination as to the allocation of the settlement amount between the Company’s and Messrs. Hurgin and Aurovsky. On March 30, 2017, and as clarified on April 13, 2017, the legal expert determined that Messrs. Hurgin and Aurovsky shall pay 30% of the settlement amount excluding VAT, and the Company shall pay 70% of the settlement amount, and the entire VAT due. The settlement amount was paid in full by the Company and Messrs. Hurgin and Aurovsky.

Mitchell Gordon v. Ability Inc.

On June 22, 2018, Mitchell Gordon, the former Chief Financial Officer of Cambridge, filed a Summons with Notice, or the Notice, against the Company in the Supreme Court of the State of New York, New York County (Index No. 653124/2018). In the Notice, Mitchell Gordon describes the nature of his claims as ones for breach of contract and unjust enrichment against the Company based on the Company’s alleged failure to indemnify him under the terms of the Amended and Restated Memorandum and Articles of Association of Ability Inc., adopted by special resolution and passed with effect on December 23, 2015. Mitchell Gordon purports to seek compensatory damages in the amount of at least $325,000.

Beazley Insurance Company Inc. v. Benjamin Gordon v. XL Insurance Company Se (XL Catlin), and Ability Inc.

On or about July 31, 2018, Benjamin Gordon filed a third party complaint asserting a breach of contract action against XL Insurance Company SE, or XL Catlin, and the Company for alleged failure to defend and indemnify Benjamin Gordon with respect to underlying actions against Gordon arising out of Cambridge Capital Acquisition Corporation’s merger with Ability Computer & Software Industries, Ltd. In the third party complaint, Benjamin Gordon is alleging that Ability breached the parties’ Merger Agreement by failing to advance fees and failing to indemnify him for defense fees and costs. Gordon is seeking recovery of monetary damages, attorneys’ fees and costs.

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Preliminary Financial Data for the Six Months ended June 30, 2018

Our consolidated financial statements for the six months ended June 30, 2018 are not yet available. Accordingly, the information presented below reflects our preliminary financial data subject to the completion of our financial closing procedures. As a result, this preliminary financial data may differ from the actual results that will be reflected in our consolidated financial statements for the period when they are completed and publicly disclosed. This preliminary financial data may change and those changes may be material. Accordingly, you should not place undue reliance upon these preliminary estimates. Please see “Cautionary Note Regarding Forward-Looking Statements.”

Our expectations with respect to our unaudited consolidated financial data for the period discussed below are based upon management estimates and are the responsibility of management. Our independent registered public accounting firm Ziv Haft, a BDO member firm, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial data. Accordingly, Ziv Haft, a BDO member firm does not express an opinion or any other form of assurance with respect thereto. We believe that the following information about our revenues and cash and cash equivalents is helpful to an investor’s understanding of our operating performance.

Revenues

Revenues for the three months ended June 30, 2018 are expected to be approximately $25,000.

Cash and Cash Equivalents and Short Term Investments

As of June 30, 2018, we estimate that we have cash and cash equivalents of approximately $150,000.

We expect to continue incurring losses and negative cash flows from operations in the foreseeable future. As a result of these expected losses and negative cash flows from operations, along with our current cash position, we only have sufficient cash on our balance sheet to finance our operations through the next two months assuming the utilization in full of the line of credit described in the next sentence. On April 11, 2018, we obtained a six-month bank line of credit of NIS 11 million ($3.1 million) secured by Messrs. Hurgin and Aurovsky. To date, the Company has drawn down NIS 5.5 million ($1.5 million) on the line of credit.

Recent Developments

Amendment to Reseller Agreement

On August 7, 2018, Ability entered into an amendment to the Reseller Agreement which, effective as of October 20, 2018, extends the term of the Reseller Agreement until January 31, 2019. In addition, under the amendment, our minimum monthly commitment has been reduced from $125,000 to 30,000 Euros, effective as of October 20, 2018. As part of the amendment, the parties agreed to negotiate in good faith the acquisition of certain rights under the Reseller Agreement, with the intent that the terms of such acquisition shall be agreed upon on or prior to January 31, 2019.

Wells Notice

On February 16, 2017, we received a subpoena from the SEC. The subpoena requested, among other things, information regarding the transaction with Cambridge Capital Acquisition Corporation, the restatement that occurred in May 2016, and financial and business information. In furtherance of the investigation, the SEC obtained testimony from Company officers among others. We and our officers have been fully cooperating with the investigation. On July 3, 2018, the SEC issued a “Wells” notice to us and Anatoly Hurgin and Alexander Aurovsky, our controlling shareholders who are also officers and directors, in connection with the previously disclosed ongoing investigation of the SEC into the transaction with Cambridge Capital Acquisition Corporation, the restatement that occurred in May 2016, and financial and business information. The Wells notice indicated that the Staff of the SEC’s Division of Enforcement has made a preliminary determination to recommend that the SEC authorize the institution of an enforcement action against us and Messrs. Hurgin and Aurovsky that would allege, among others, violations of Section 17(a) of the Securities Act of 1933, Sections 10(b) and 14(a) of the Securities Exchange Act of 1934. A Wells notice is neither a formal allegation of wrongdoing nor a finding that any violations of law have occurred. Rather, it provides the Company and Messrs. Hurgin and Aurovsky with an opportunity to respond to issues raised by the SEC and offer their perspective prior to any SEC decision to institute proceedings. We and Messrs. On August 10, 2018, we and Messrs. Hurgin and Aurovsky made a Wells submission in response to the Wells notice. If enforcement action is initiated, this could result in us and Messrs. Hurgin and Aurovsky being subject to an injunction and cease and desist order from further violations of the securities laws as well as monetary penalties of disgorgement, pre-judgment interest, a civil penalty, and in the case of Messrs. Hurgin and Aurovsky only, a bar from serving as an officer or director.

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Nasdaq Delisting Determination

On January 12, 2018, we received a notification from the Listing Qualifications Department of The Nasdaq Stock Market, or the Staff, that we are not in compliance with Nasdaq Listing Rule 5550(b)(1) due to our failure to maintain a minimum of $2,500,000 in shareholders’ equity, or the Minimum Shareholders’ Equity Requirement, or any alternatives to such requirement. In order to maintain our listing on the Nasdaq Capital Market, we submitted a plan of compliance addressing how we intended to regain compliance, which was accepted by the Staff on March 7, 2018. We had until July 11, 2018, to evidence compliance with the Minimum Shareholders’ Equity Requirement.

On July 12, 2018, we received a letter from the Staff indicating that we did not meet the Staff’s July 11, 2018 deadline to regain compliance with Nasdaq Listing Rule 5550(b)(1) due to our failure to maintain a minimum of $2,500,000 in shareholders’ equity or any alternatives to such requirement. As a result, we would have been subject to delisting on July 23, 2018 unless we requested a hearing before a Nasdaq Listing Qualifications Panel, or the Panel. On July 19, 2018, we requested a hearing before the Panel, and a hearing has been scheduled for August 30, 2018. During the hearing, we will present our plan of compliance and request a further extension of time. The Panel has the discretion to grant us up to an additional 180 calendar days from July 12, 2018 to regain compliance. Our request for a hearing in front of the Panel has automatically stayed any delisting or suspension action pending the issuance of a final decision by the Panel; however, the Nasdaq has broad discretionary public interest authority that it can exercise to apply additional or more stringent criteria for the continued listing of our ordinary shares, or suspend or delist securities. The proceeds from this offering will not be sufficient for us to regain compliance with the Minimum Shareholders’ Equity Requirement, of Nasdaq and there can be no assurance that the Panel will ultimately grant an extension of the compliance period. See “Risk Factors—Our ordinary shares could be delisted from the Nasdaq Capital Market if we fail to regain compliance with the Nasdaq’s stockholders’ equity continued listing standards on the schedule required by the Nasdaq Capital Market. Our ability to publicly or privately sell equity securities and the liquidity of our ordinary shares could be adversely affected if we are delisted from the Nasdaq Capital Market”.

Corporate Information

We were incorporated under the laws of the Cayman Islands under the name “Cambridge Holdco Corp.” as an exempted company on September 1, 2015, or Holdco. We were formed as a wholly-owned subsidiary of Cambridge Capital Acquisition Corporation, or Cambridge, a company formed in order to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. Cambridge was incorporated under the laws of Delaware on October 1, 2013. On December 23, 2013, Cambridge closed its initial public offering and a simultaneous private placement.

On December 23, 2015, Cambridge merged with and into Holdco with Holdco surviving the merger and becoming the public entity, or the Redomestication Merger, and Holdco consummated a business combination whereby it acquired Ability, by way of a share exchange, or the Share Exchange and together with the Redomestication Merger, the Business Combination, following which Ability became a subsidiary of Holdco, pursuant to Agreement and Plan of Reorganization, dated as of September 6, 2015, or the Merger Agreement. Effective as of the closing of the Business Combination, Holdco changed its name to “Ability Inc.” The shares of Ability are held in trust through a trust of which we are the beneficiary and over which we have voting and dispositive power. Such trust was established in connection with a pre-ruling of the Israel Tax Authority to ensure payment of any tax due to the Israel Tax Authority in connection with the Merger Agreement.

At the closing of the Business Combination, we purchased 16% of ASM, from its former sole shareholder, Eyal Tzur. On January 24, 2016, Eyal Tzur exercised his put option and we purchased the remaining shares of ASM, following which ASM became our wholly-owned subsidiary.

Our principal executive offices are located at Yad Harutzim 14, Tel Aviv, Israel, 6770007, our telephone number is +972-3-6879777, and our website is www.interceptors.com (the information contained therein or linked thereto shall not be considered incorporated by reference into this prospectus). Our registered agent in the United States is Puglisi & Associates. The address of Puglisi & Associates is 850 Library Avenue, Newark, Delaware 19711.

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The Offering

The following summary contains basic information about our securities and the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our ordinary shares, you should read the section of the accompanying prospectus entitled “Description of Ordinary Shares.”

Issuer	Ability Inc.

Securities we are offering	728,262 ordinary shares.

Offering price	$4.60 per ordinary share.

Use of Proceeds	We estimate the net proceeds from this offering will be approximately $2.8 million, after deducting placement agent fees and estimated offering expenses payable by us. We currently intend to use the net proceeds from this offering for working capital and general corporate purposes. See “Use of Proceeds” on page S-45 of this prospectus supplement.

Ordinary shares to be outstanding after this offering	3,304,677 ordinary shares.

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-12 of this prospectus supplement and on page 3 of the accompanying prospectus, for a discussion of certain factors you should consider before investing in our securities.

Listings	Our ordinary shares are listed on the Nasdaq Capital Market and the TASE under the symbol “ABIL.” Our listed warrants trade on the OTC Pink under the symbol “ABIWF.”

The number of ordinary shares to be outstanding immediately after the offering as shown above is based on 2,576,415 ordinary shares outstanding as of August 13, 2018. This number does not include (i) 855,744 ordinary shares issuable upon exercise of warrants at an exercise price of $115.00 per share, (ii) 206,113 ordinary shares reserved for issuance under our 2015 Long-Term Equity Incentive Plan, and (iii) 54,620 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares, at an exercise price of $5.75 per share, to be issued to the placement agent in connection with the offering.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding warrants described above.

S-11

RISK FACTORS

You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any of the following risks actually occurs, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In addition, please read “About this Prospectus Supplement” and “Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of the following risks actually occurs, then our business, financial condition or results of operations could be materially adversely affected, the trading of our securities could decline, and you may lose all or part of your investment therein. Please note that additional risks not currently known to us or that we currently deem immaterial also may adversely affect our business, results of operations, financial condition and prospects.

Risks Related to our Financial Position

We have incurred net losses and negative cash flows in the years ended December 31, 2017 and 2016 and the three months ended March 31, 2018 and can provide no assurance of our future operating results.

We currently have limited product revenues. We have experienced net losses and negative cash flows from operating activities during the years ended December 31, 2017 and 2016 and the three month period ended March 31, 2018. For the years ended December 31, 2017 and 2016 and the three months ended March 31, 2018, we incurred net losses of $9.1 million, $8.1 million and $3.0 million, respectively.  As of March 31, 2018, we had an aggregate accumulated deficit of $21.0 million. We expect to incur additional operating losses for the foreseeable future. There can be no assurance that we will be able to achieve sufficient revenues to support our operations or be profitable in the future.

The report of our independent registered public accounting firm contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern.

Our audited consolidated financial statements for the year ended December 31, 2017 were prepared under the assumption that we would continue our operations as a going concern. Our independent registered public accounting firm has included a “going concern” explanatory paragraph in its report on our consolidated financial statements for the year ended December 31, 2017, indicating that there is a substantial doubt about our ability to continue as a going concern. If we are unable to improve our liquidity position, by, among others things, increasing our revenues, raising capital through public or private offerings or reducing our expenses, we may exhaust our cash resources and will be unable to continue our operations. If we cannot continue as a viable entity, our shareholders would likely lose most or all of their investment in us.

Even if this offering closes, we will need significant additional capital, which we may be unable to obtain. If we are unable to raise capital, we will be forced to reduce or eliminate our operations.

Revenues generated from our operations are not presently sufficient to sustain our operations. As of March 31, 2018, we had total cash and cash equivalents of $0.7 million, negative working capital of $3.4 million and a capital deficiency of $2.4 million. Based on our projected cash flows and our cash balances as of the date of this prospectus supplement, our management is of the opinion that without fund raising we have sufficient capital to finance our operations through the next two months assuming the utilization in full of our line of credit described in the next sentence. On April 11, 2018, we obtained a six-month bank line of credit of NIS 11 million ($3.1 million) secured by our controlling shareholders, Anatoly Hurgin, who is also our Chief Executive Officer and Chairman, and Alexander Aurovsky, who is also our Chief Technology Officer and a director. To date, we have drawn down NIS 5.5 million ($1.5 million) on the line of credit. With estimated proceeds from this offering totaling approximately $2.8 million after deducting the placement agent fee and estimated offering expenses payable by us, at our expected burn rate following this offering, the proceeds from this offering will be sufficient for up to six months assuming the utilization in full of our line of credit described above.

S-12

Even if this offering closes, we will need to raise significant additional capital and if we are unable to obtain additional sufficient financing, we will be forced to reduce the scope of, or eliminate our operations. We will also have to reduce marketing, customer service or other resources devoted to our products. Any of these factors will materially harm our business and results of operations.

There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us. We may be required to pursue sources of additional capital through various means, including debt or equity financings. Any additional capital raised through the sale of equity or equity-linked securities will dilute our current shareholders’ ownership in us, potentially substantially, and could also result in a substantial decrease in the market price of our ordinary shares. Also, the terms of securities we may issue in future capital transactions may be more favorable for new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition. Our ability to obtain needed financing may be impaired by such factors as the capital markets, our history of losses, and our litigations and SEC investigation which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

Our ordinary shares could be delisted from the Nasdaq Capital Market if we fail to regain compliance with the Nasdaq’s stockholders’ equity continued listing standards. Our ability to publicly or privately sell equity securities and the liquidity of our ordinary shares could be adversely affected if we are delisted from the Nasdaq Capital Market.

On January 12, 2018, we received a notification from the Staff that we are not in compliance with Nasdaq Listing Rule 5550(b)(1) due to our failure to maintain a Minimum Shareholders’ Equity Requirement, or any alternatives to such requirement. In order to maintain our listing on the Nasdaq Capital Market, we submitted a plan of compliance addressing how we intended to regain compliance, which was accepted by the Staff on March 7, 2018. We had until July 11, 2018, to evidence compliance with the Minimum Shareholders’ Equity Requirement.

On July 12, 2018, we received a letter from the Staff indicating that we did not meet the Staff’s July 11, 2018 deadline to regain compliance with Nasdaq Listing Rule 5550(b)(1) due to our failure to maintain a minimum of $2,500,000 in shareholders’ equity or any alternatives to such requirement. As a result, we would have been subject to delisting on July 23, 2018 unless we requested a hearing before a Nasdaq Listing Qualifications Panel, or the Panel. On July 19, 2018, we requested a hearing before the Panel, and a hearing has been scheduled for August 30, 2018. During the hearing, we will present our plan of compliance and request a further extension of time. The Panel has the discretion to grant us up to an additional 180 calendar days from July 12, 2018 to regain compliance. Our request for a hearing in front of the Panel has automatically stayed any delisting or suspension action pending the issuance of a final decision by the Panel; however, the Nasdaq has broad discretionary public interest authority that it can exercise to apply additional or more stringent criteria for the continued listing of our ordinary shares, or suspend or delist securities. The proceeds from this offering will not be sufficient for us to regain compliance with the Minimum Shareholders’ Equity Requirement, of Nasdaq and there can be no assurance that the Panel will ultimately grant an extension of the compliance period.

Previously, on October 11, 2017, we received notification from the Staff that we were not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2). Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of our ordinary shares for the 30 consecutive business days ended October 10, 2017, we no longer met the minimum bid price requirement. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we had an initial Minimum Bid Price Compliance Period, to regain compliance with the minimum bid price requirement. On December 27, 2017, we implemented a 1-for-10 consolidation of our ordinary shares with a market effective date of March 23, 2018. One of the primary intents for the consolidation was that the anticipated increase in the price of our ordinary shares immediately following and resulting from a reverse stock split due to the reduction in the number of issued and outstanding ordinary shares would help us meet the price criteria for continued listing on the Nasdaq Capital Market. On April 9, 2018, we received a notification from the Staff that we had regained compliance with the Nasdaq Listing Rule 5550(a)(2).

S-13

In addition, previously, on April 19, 2017, we received notification from the Staff that as a result of the resignation of all of our independent directors from our board of directors in April 2017, we were no longer in compliance with Nasdaq Listing Rules 5605(b)(1), 5605(c)(2), 5605(d)(2) and 5605(e) as the board was no longer comprised of a majority of independent directors nor does it have an audit committee, compensation committee or nominating committee. On May 18, 2017, Nasdaq notified us that we regained compliance following the appointment of Levi Ilsar, Brigadier General (Ret.) Eli Polak and Nimrod Schwartz to our board of directors and the audit, compensation and nominating committees thereof. In addition, on June 6, 2017 we received notification from the Staff that we were not in compliance with the minimum bid price requirement set forth in Nasdaq’s Listing Rule 5550(a)(2). On June 23, 2017, we received a notification from the Staff that we had regained compliance with Nasdaq Listing Rule 5550(a)(2).

If we are delisted from the Nasdaq Capital Market, our ordinary shares may be eligible for trading on an over-the-counter market in the United States. In the event that we are not able to obtain a listing on another U.S. stock exchange or quotation service for our ordinary shares, it may be extremely difficult or impossible for shareholders to sell their ordinary shares in the United States. Moreover, if we are delisted from the Nasdaq Capital Market, but obtain a substitute listing for our ordinary shares in the United States, it will likely be on a market with less liquidity, and therefore experience potentially more price volatility than experienced on the Nasdaq Capital Market. Shareholders may not be able to sell their ordinary shares on any such substitute U.S. market in the quantities, at the times, or at the prices that could potentially be available on a more liquid trading market. As a result of these factors, if our ordinary shares are delisted from the Nasdaq Capital Market, the price of our ordinary shares is likely to decline. Delisting also could have other negative results, including the potential loss of confidence by employees, the loss of institutional investor interest and fewer business development opportunities. Moreover, if our ordinary shares were delisted from Nasdaq, we will no longer be exempt from certain provisions of the Israeli Securities Law, and therefore will have increased disclosure requirements.

Risks Related to our Business

Our revenues are highly dependent on the successful implementation and customer adoption of ULIN, the customer adoption of which has been limited.

In November 2015, we introduced ULIN, a product based on a new technology allowing for the interception of communication in GSM, UMTS and LTE cellular networks without, in most cases, the involvement of mobile network operators. We expected that ULIN would be a major growth driver of our sales and revenues. However, since the introduction of ULIN, customer adoption of ULIN has been much slower than we had anticipated, and while we have seen significant interest in ULIN and its advanced capabilities, during the year ended December 31, 2016, we only completed one ULIN sale (which was our first ULIN sale). During the year ended December 31, 2017, we suspended recognizing revenues for this sale due to collectability issues. In January 2018, we completed an additional sale of ULIN however due to technical implementation issues encountered with the solution, we have not recognized any revenue from such sale to date. We believe that the limited customer adoption to date of ULIN, notwithstanding its competitive advantages over tactical interception solutions, is primarily due to its increased costs compared to such tactical interception solutions, as well as the market’s desire for a product capable of intercepting data communication in addition to the content of voice calls and SMS, and ULIN’s inability to intercept cellular communication within some network operators. We believe that continued increase in usage of new communication channels and the technological developments in the cellular communications industry (such as an increased number of cellular networks, mobile operators and frequencies), which have resulted in tactical cellular interception systems becoming more complex and expensive, will contribute to the competitive strength and distinctiveness of ULIN, which in turn will result in an increased demand for ULIN. However, we cannot assure you that the market or demand for ULIN will grow as we believe (if at all).

S-14

Furthermore, ULIN sales cycles have taken longer than expected to complete. We believe that the significant increase in the length of the ULIN sales cycle, compared to our legacy tactical interception solutions is primarily due to the difficulties described above and the lengthy purchasing approval processes for ULIN, oftentimes requiring the approval of the most senior levels of government.

Our ULIN offering has and will continue to require significant attention from our management and other key personnel and may require expansion of our sales network to accommodate the higher value and complexity of ULIN sales as well as the currently expected demand.

Furthermore, since the introduction of ULIN, while we have continued to offer our legacy tactical cellular interception solutions, we have experienced a significant decline in sales of our existing portfolio of solutions and products within the cellular interception category and we cannot assure you that ULIN will not render a substantial percentage of our existing product portfolio obsolete. In addition, increased usage of new communication channels and technological developments in the cellular communications industry (such as an increased number of cellular networks, mobile operators and frequencies) have resulted in cellular interception systems becoming more complex, expensive and limited in their interception capabilities, which we believe in turn have also had an adverse effect on sales of our legacy tactical cellular interception solutions. If we are unable to achieve increased customer adoption of ULIN, our business, financial condition and results of operations would be materially adversely affected.

Slow customer adoption and extended sales cycles of ULIN, as well as decline in sales of our existing portfolio of solutions and products, resulted in a 82% decrease in revenues for the year ended on December 31, 2017 compared to the year ended on December 31, 2016, as well as a 68% decrease in revenues compared to the year ended on December 31, 2015.

ULIN sales are dependent on a reseller agreement with one supplier, which automatically terminates in January 2019.

Our ULIN sales are based on a reseller agreement granting us a worldwide exclusive right to sell ULIN, which agreement following a recent amendment automatically terminates in January 2019 and may be terminated by either party under certain specific circumstances. We may not be able to further extend the agreement or may not be able to do so on terms favorable to us. The ULIN supplier is a third party supplier and, as such, we have no ability to exert any influence over the business or employees of the supplier. Further, the supplier is a recently established corporation with a short operating history and is unknown in the industry. If the supplier ceases operations or is unable to deliver ULIN in the quantities and requisite quality required by us, is unable to attract or retain its key personnel or fails to adequately upgrade and develop ULIN in order for it to remain competitive, our business, financial condition and results of operations could be materially adversely affected. In addition, under the reseller agreement and during its term, at the end of each contract year in which we sell less than $10.0 million of products resulting in less than $5.0 million payments to the supplier, we are required to pay the supplier a 15% penalty against the shortfall amount. Accordingly, for the years ended December 31, 2017 and 2016 and the three months ended March 31, 2018, we paid penalty payments to the supplier in the amounts of $1.8 million, $1.5 million and $0.4 million, respectively, and are currently paying penalty payments of $125,000 per month, which as of October 20, 2018, will be reduced to 30,000 Euros per month. Further, during the term of the reseller agreement, we must obtain the supplier’s consent to, among other things, manufacture, sell or market any product which is competitive with ULIN. If the supplier does not give its timely consent to any such action, our business, financial condition and results of operations would be materially adversely affected.

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We are under an investigation by the SEC and recently received a “Wells” notice and if SEC enforcement action is initiated, even if ultimately resolved favorably for us, such action would have a material adverse impact on our reputation, business, financial condition, results of operations or cash flows.

On February 16, 2017, we received a subpoena from the SEC. The subpoena requested, among other things, information regarding the transaction with Cambridge, the restatement that occurred in May 2016, and financial and business information. In furtherance of the investigation, the SEC obtained testimony from the Company’s officers among others. The Company and its officers have been fully cooperating with the investigation. On July 3, 2018, the SEC issued a “Wells” notice to Anatoly Hurgin and Alexander Aurovsky, our controlling shareholders who are also officers and directors, in connection with the ongoing investigation. The Wells notice indicated that the Staff of the SEC’s Division of Enforcement has made a preliminary determination to recommend that the SEC authorize the institution of an enforcement action against us and Messrs. Hurgin and Aurovsky that would allege, among others, violations of Section 17(a) of the Securities Act of 1933, Sections 10(b) and 14(a) of the Securities Exchange Act of 1934. A Wells notice is neither a formal allegation of wrongdoing nor a finding that any violations of law have occurred. Rather, it provides us and Messrs. Hurgin and Aurovsky with an opportunity to respond to issues raised by the SEC and offer their perspective prior to any SEC decision to institute proceedings. On August 10, 2018, we and Messrs. Hurgin and Aurovsky made a Wells submission in response to the Wells notice. If enforcement action is initiated, this could result in us and Messrs. Hurgin and Aurovsky being subject to an injunction and cease and desist order from further violations of the securities laws as well as monetary penalties of disgorgement, pre-judgment interest, a civil penalty, and in the case of Messrs. Hurgin and Aurovsky only, a bar from serving as an officer or director. If enforcement action is initiated, even if ultimately resolved favorably for us, this would have a material adverse impact on our reputation, business, financial condition, results of operations or cash flows.

Adverse outcomes in our outstanding litigation matters, or in new litigation matters that arise in the future, could negatively affect our business, results of operations, financial condition and cash flows.

We and our officers are defendants in multiple lawsuits. See “Prospectus Summary—Legal Proceedings” for further details. We intend to engage in a vigorous defense of the lawsuits. In certain circumstances, we are obliged to indemnify our current and former officers who are named as defendants in these lawsuits. However, we are unable to predict the outcome of any of these matters at this time. Any conclusion of these matters in a manner adverse to us could have a material adverse effect on our business, results of operation, financial condition and cash flows. For example, we may be required to pay substantial damages, incur payments of fines and penalties, incur substantial costs not covered by our directors’ and officers’ liability insurance, suffer a significant adverse impact on our reputation, and management’s attention and resources may be diverted from other priorities, including the execution of business plans and strategies that are important to our ability to grow our business, any of which could have a material adverse effect on our business. In addition, we recently entered into an agreement with our insurer pursuant to which we agreed to discharge our insurer from liability with respect to any U.S. claims (excluding the Ladragor Litigation in Israel, as described further in “Prospectus Summary—Legal Proceedings”) in consideration for an aggregate settlement amount of $5.0 million, of which $2.5 million is to be used for settlement of the New York Class Action Litigation and the remaining amount is to be used to cover various defense and legal costs. Accordingly, no insurance proceeds will be available for any U.S. claims other than with respect to the settlement of the New York Class Action Litigation. If we do not have sufficient funds to settle or pay any damages and costs with respect to any U.S. claims not covered by insurance, this would have a material adverse effect on our business, financial condition and results of operation.

We face risks relating to government spending and contracts with governments and governmental agencies.

All of our revenues to date have been generated from engagements with various governments around the world, including national, regional and local governmental agencies, either directly or through resellers or integrators. We expect that sales to governments and governmental agencies, including through resellers or integrators, will continue to be the primary source of our revenues for the foreseeable future. Slowdowns, recessions, economic instability, political unrest, government changes, armed conflicts or natural disasters around the world may cause governments and governmental agencies to delay, reduce or even cancel planned spending, reduce the scope of or terminate projects, even if already budgeted, or decide to change priorities and reallocate budgets, all of which could adversely affect our business.

Sales to governments and governmental agencies, including through resellers or integrators, are subject to special risks, such as delays in funding, termination of contracts or sub-contracts at the convenience of the government or applicable governmental agency, reduction or modification of contracts or sub-contracts in the event of changes in the government’s policies or priorities, as a result of budgetary constraints or for other reasons, collection difficulties, increased or unexpected costs resulting in losses or reduced profits under fixed price contracts, and governmental agencies’ right to audit and investigate government contractors.

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In addition, the market for the solutions and products we sell is highly dependent on the spending cycle and scope of federal, state, local and municipal governments, as well as those of security organizations in international markets. We cannot assure you that these spending cycles will materialize as we expect and that we will be positioned to benefit from these potential opportunities.

Furthermore, our engagements provide for customer acceptance of our solutions with a right of return, regardless of any previous partial acceptance. Failure to obtain customer acceptance for the complete solutions or if the customer exercises its right of return, or, generally, termination of the engagement, would generally not entitle us to reimbursement for our incurred costs for work performed. While such occurrences have not happened in the past, we cannot be certain that we will not experience problems in the future in our performance of such government engagements.

For most solutions and products, we rely on third party suppliers, manufacturers and partners, and if these relationships are interrupted we may not be able to obtain substitute suppliers, manufacturers or partners on favorable terms or at all and we may be subject to other adverse effects.

We rely on non-affiliated suppliers and original equipment manufacturer, or OEM, partners for most non-standard products or components which may be critical to our solutions, including both hardware and software, and on manufacturers of assemblies that are incorporated into our solutions. During the years ended December 31, 2017, 2016 and 2015, expenses incurred with respect to our three largest suppliers comprised 27%, 72% and 70% of our cost of revenues, respectively, and one supplier accounted for 17%, 40% and 43% of our cost of revenues in such years, respectively.

In October 2015, we entered into an agreement with a third party supplier who designs and licenses ULIN. This agreement may in the future account for a significant portion of our vendor costs as well as our revenue generation. See the risk factor “ULIN sales are depended on a reseller agreement with one supplier, which automatically terminates in January 2019.”

Our competitiveness, business and future growth is highly dependent on our ability to retain access to these suppliers and contractors as well as their technology. Our reliance on a limited number of suppliers involves risks. In the event that a key supplier, including in particular the supplier of ULIN, ceases operations or otherwise ceases to do business with us, it may take a substantial amount of time and expense for us to secure substitute suppliers. Certain of our suppliers also offer products that compete with our solutions. We may also purchase technology, license intellectual property rights and oversee third party development and localization of certain products and components, in some cases, by or from companies that may compete with us or work with our competitors. In addition, in certain cases, we may be dependent on sole-source suppliers for some components. If any of these sole-source suppliers fails to meet our needs, we may not have readily available alternatives. Our ability to fill our supply needs could jeopardize our ability to satisfactorily and timely complete our obligations under our government and other contracts.

If these suppliers, manufacturers or partners experience financial, operational, manufacturing capacity or quality assurance difficulties, cease production and sale of the products we buy from them entirely, or there is any other disruption, including loss of license, OEM or distribution rights, including as a result of the acquisition of a supplier or partner by a competitor, we may be required to locate alternative sources of supply or manufacturing, to internally develop the applicable technologies, or to redesign and/or remove certain features from the products and solutions we offer, any of which would be likely to increase expenses, create delivery delays and negatively impact our sales. Although we endeavor to put in place contracts with key providers, and attempt to identify redundant suppliers, we may not be able to enter into such contracts or purchase from redundant suppliers. If we are able to enter into such contracts, we may not be successful in obtaining adequate protections, these agreements may be short-term in duration and the counterparties may be unwilling or unable to stand behind such protections. Moreover, these types of contractual protections offer limited practical benefits to us in the event our relationship with a key provider is interrupted. In addition, by utilizing third party suppliers, manufacturers and partners, we run the risks that the reputation and competitiveness of the products, solutions and services we offer may deteriorate as a result of the reduction of our control over quality and delivery schedules and the consequent risk that we will experience supply interruptions and be subject to escalating cost; and our competitiveness may be harmed by the failure of our subcontractors to develop, implement or maintain manufacturing methods appropriate for our product portfolio and our customers.

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Further, as suppliers discontinue their products, modify them in manners incompatible with our current use or use manufacturing processes and tools that could not be easily migrated to other vendors, we could have significant delays in product availability, which would have a significant adverse impact on our results of operations and financial condition. Although we believe that we can obtain alternative sources of supply in the event our suppliers are unable to meet our requirements in a timely manner, we cannot assure you that our alternative sources of supply would be sufficient to avoid a material interruption or delay in deliveries and in availability.

If we cannot retain and recruit key personnel, our business may suffer and our ability to operate and grow our business may be impaired.

We depend on the continued service and performance of our senior management and key personnel, including Anatoly Hurgin, our Chief Executive Officer, and Alexander Aurovsky, our Chief Technology Officer, to run and grow our business. As of August 13, 2018, we employed 15 individuals on a full-time basis and two individuals on a part-time basis, comprised of administrators, marketing and technical personnel. We may not be able to continue to retain and attract such personnel and the loss of the services of these persons could adversely affect our business. Members of our senior management team may resign at any time (subject to applicable contractual advance notice periods). At present, the pending litigations to which we and our executives and certain of our former directors are a party and the SEC investigation, as well as the implementation of procedures relating to compliance with the United States Foreign Corrupt Practices Act, or the FCPA, require significant management time and could divert the attention of our management from our business operations. In addition, if enforcement action is initiated by the SEC against Messrs. Hurgin and/or Aurovsky (see “Prospectus Summary—Recent Developments—Wells Notice”), either one of them could be subject to a bar from serving as an officer or director which would have a material adverse effect on our business and results of operations and may require us to cease operations.

To remain successful and to grow, we also need to retain existing employees and attract new employees who understand and/or have experience with the solutions and products we offer and our markets, especially new markets and growth areas we may enter. As we grow, we must also enhance and expand our management team to execute on new and larger agendas and challenges and recruit and retain qualified personnel, such as project managers, to execute, commercialize, market and sell the solutions and products we offer. The market for qualified personnel is limited in the areas of emerging technology and recruitment of qualified personnel is competitive in the geographic markets in which we operate. We may be at a competitive disadvantage to companies with greater brand recognition or financial resources in recruiting. An inability to attract and retain highly qualified employees may have a material adverse effect on our results of operations and financial position. Moreover, if we are not able to properly balance investment in personnel with growth in our business, our profitability may be adversely affected. There can be no assurance that we will be able to successfully recruit and integrate new employees. There is often intense competition to recruit highly skilled employees in the technology industry, and we may not be able to offer current and potential employees a compensation package that is satisfactory in order to retain or recruit them.

We face risks related to the concentration of customers with whom we do business and, if we are unable to establish and maintain our relationships with such customers, our business and ability to grow could be materially adversely affected.

We conduct business with a relatively small number of customers, including third party resellers and agents, each of which could be material to our business. With respect to sales in many regions and countries, we sell to third party resellers that, in turn, resell the products and solutions we offer to various security and intelligence agencies, military forces, law enforcement agencies and homeland security agencies. For example, in the years ended December 31, 2017, 2016 and 2015, one significant reseller accounted for 45%, 47% and 66% of our revenues, respectively, and one other reseller in each such periods accounted for 25%, 32% and 13% of our revenues, respectively. Our sales to relatively few significant resellers and customers could continue to account for a substantial percentage of our sales in the foreseeable future. There can be no assurance that we will be able to retain these key resellers and customers or that such resellers and customers will not cancel purchase orders, reschedule or decrease their level of purchases. Loss, cancellation, deferral of business by, or failure to receive new contracts, renewals or follow-on contracts from, such resellers and customers could have a material adverse effect on our business and operating results.

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To remain successful, we must maintain our existing relationships as well as identify and establish new relationships with other customers, including third party resellers and agents. We must often compete with other suppliers for these relationships and our competitors often seek to establish exclusive relationships with these sales channels or to become a preferred partner for them. Our ability to establish and maintain our relationships is based on, among other things, factors that are similar to those on which we compete for end customers, including features, functionality, ease of use, installation, maintenance and price.

As our market opportunities change, our reliance on particular distribution channels may increase or we may need to create new channels to address changing market needs, which may negatively impact our growth and gross margins. Certain of our current distribution channels currently compete with us or may enter into markets in competition with us, which could result in the termination of our relationship with them or lead to a significant reduction in sales through such channels. There can be no assurance that we will be successful in maintaining, creating or expanding these distribution channels.

In addition, the execution of our growth strategy also depends on our ability to create new alliances with certain market players in certain markets. Even if we are able to enter into such alliances, it may be under terms that are not favorable to us, or we may not be able to realize the benefits that are anticipated through such alliances. If we are not successful at these efforts, we may lose sales opportunities, customers and market share, which may have a material adverse effect on our business and results of operations.

The industry in which we operate is characterized by rapid technological changes, evolving industry standards and changing market potential from area to area, and if we cannot anticipate and react to such changes, our financial results may suffer.

The markets for the products and solutions we sell are characterized by rapidly changing technology and evolving industry standards. The introduction of products and solutions embodying new technology, new delivery platforms and the commoditization of older technologies, together with the emergence of new industry standards, technological hurdles and protection measures, can exert pricing pressure on existing products and solutions and/or render them unmarketable or obsolete. For example, new industry standards for cellular networks are introduced from time to time, such as the proposed 5G networks. Moreover, the market potential and growth rates of the markets we serve are not uniform and are rapidly evolving.

It is critical to our success that we are able to anticipate and respond to changes in technology and industry standards and new customer challenges by consistently offering new, innovative, high-quality products and solutions that meet the changing needs of our customers. See the risk factor “For most solutions and products, we rely on third party suppliers, manufacturers and partners, and if these relationships are interrupted we may not be able to obtain substitute suppliers, manufacturers or partners on favorable terms or at all and we may be subject to other adverse effects.” We must also successfully identify, enter into and prioritize areas of growing market potential, including by launching and driving demand for new and enhanced solutions and products. If we are unable to execute on these strategic priorities, or if our competitors are able to do so more rapidly, we may lose market share or experience slower growth, and our profitability and other results of operations may be materially adversely affected.

We cannot assure you that the market or demand for the products and solutions we sell will grow (if at all), that we will successfully introduce new products or solutions, or new applications for existing products and solutions, that such new products, solutions or applications will achieve market acceptance or that the introduction of new products or technological developments by others will not render the products and solutions in our current portfolio obsolete. See the risk factor “Our revenues depend on the successful implementation and customer adoption of ULIN, the customer adoption of which has been limited.” In addition, certain of the solutions and products we sell must readily integrate with major third party security, telephone, front-office and back-office systems. Any changes to these third party systems could require such products to be redesigned, and any such redesign might not be possible on a timely basis or may not achieve market acceptance. Furthermore, some of the solutions and products we sell rely on weaknesses of commonly used protocols and if such weakness were identified and patched and we were unable to respond to such technological challenges in a timely manner, our business may be adversely affected. If we are unable to offer solutions and products that are competitive in technology and price and responsive to customer needs, there would be a material adverse effect on our business, financial condition and results of operations.

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Our solution has the ability to intercept cellular communication. However, ways of communication continue to change and evolve in such a way that parties are able to communicate via mobile applications rather than via standard cellular communication protocols. Communication via mobile applications has become more common, as has the use of such applications over WiFi networks. The challenges this poses are twofold; the applications are encrypted and so too are the WiFi network connections. This has resulted in communication becoming more secure and therefore interception with the use of our products has become increasingly difficult. Should this trend continue to rise, our products might become more redundant.

In order to successfully compete in all sectors of our business, including security projects awarded through competitive bids, we may commit to provide certain technologies and solutions which are still under development or which will have to be developed (including by third parties), licensed or acquired specifically for that customer. This may increase the risk of technological difficulties that may prevent us from complying with our contractual obligations, expose us to possible penalties and legal claims, and affect the profitability of a project, which may have a negative impact on our business, financial condition and results of operations.

If we do not have access to the most current technology, we may not be able to market our products and services.

The security industry is constantly changing to meet new requirements, which result from new threats to government and industry, both from potential threats to persons and property, to industrial and governmental espionage, as well as general concern about personal and family safety. In order to meet these needs we must both anticipate problems and develop methods for reducing the potential risk. We rely primarily on the performance and design characteristics of our products in marketing our products, which requires access to state-of-the art technology in order to be competitive. Our business could be impaired if we cannot obtain licenses for such updated technology or develop state-of-the-art technology ourselves. If we cannot meet the developing challenges, we will not be able to market our interception and geolocation products successfully.

We face risks relating to large projects.

The larger and more complex our customers’ projects are, the greater the risks associated with such projects. Moreover, these risks are increased due to our need to custom design our solutions to meet each customer’s specific needs. These risks may include exposure to penalties and liabilities resulting from a breach of contract, inability to fully integrate the needed products with any third party products and inability to effectively combine various technologies into customized solutions. In some of these projects we may use domestic or foreign subcontractors for various planning aspects, solution development, integration, delivery and successful and timely completion. We may be held liable for the failure of our subcontractors, from whom we may have no or limited recourse. Additionally, to the extent that we cannot engage such subcontractors, partners or specialists or cannot engage them on a competitive basis, our ability to complete a project in a timely fashion or at a profit may be impaired.

We may experience fluctuations in being selected for such large projects, which correspondingly may result in substantial fluctuations in our income and results of operations, as revenues from large projects are likely to be a single occurrence and nonrecurring. In addition, there may be fluctuations in cash collection and revenue recognition with respect to such projects due to, among other things, a substantial period of time often elapsing from the time we enter into negotiations until we actually sell the project to the specific customer.

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The sophisticated nature of the solutions and products we sell, customization of solutions based on specific customer needs, sales cycle and unpredictable sales terms and timing may create uncertainty in, or negatively impact, our operating results and make such results more volatile and difficult to predict.

The timing of our sales cycle ranges from as little as a few weeks to more than a year. Our larger sales, which we emphasize in our sales strategy, typically require a minimum of a few months to consummate. As the length or complexity of a sales process increases, so does the risk of not successfully closing the sale. Larger sales are often made by competitive bid, which also increases the time and uncertainty associated with such opportunities. In addition, because many of our solutions are sophisticated, customers may also require education on the value and functionality of our solutions as part of the sales process, further extending the time frame and uncertainty of the process. Longer sales cycles, competitive bid processes, customizing solutions based on specific customer needs and the need to educate customers means that:

●	There is greater risk of customers deferring, scaling back or cancelling sales as a result of, among other things, their receipt of a competitive proposal, changes in budgets and purchasing priorities or the introduction or anticipated introduction of new or enhanced products and solutions either by us or our competitors during the process.

●	We may make a significant investment of time and money in opportunities that do not come to fruition, which investment may not be usable or recoverable in future projects.

●	We may be required to bid on a project in advance of the completion of its design or be required to begin implementation of a project in advance of finalizing a sale, in either case, increasing the risk of unforeseen technological difficulties or cost overruns.

●	We face greater downside risks if we do not correctly and efficiently deploy limited personnel and financial resources and convert such sales opportunities into orders.

Additionally, after the completion of a sale of a specific solution or a more sophisticated product, our customers may need assistance from us in making full use of the functionality of these solutions or products, in realizing all of their benefits or in implementation generally. If we are unable to assist our customers in realizing the benefits they expect from the solutions and products that we sell, demand for such solutions and products may decline and our operating results may be adversely affected.

Our uneven sales patterns could significantly impact our revenues and earnings.

The timing in which transactions are entered into may shift from one quarter to another, due to, among other things, a shifting by our buyers of their buying decisions, resulting in the shifting of bookings and revenues from one quarter to another. Additionally, because we emphasize larger transactions with a higher value in our sales strategy, a substantial period of time often elapses from the time we enter into negotiations until we actually sell the product to the specific customer, and the deferral or loss of one or more significant orders or a delay in a large implementation could therefore materially adversely affect our operating results, especially in a given quarter.

In addition to the foregoing, our ability to forecast our operating results from quarter to quarter and from year to year is impacted by the fact that pricing, margins and other deal terms may vary substantially from transaction to transaction, especially across business lines. The extended time frame and uncertainty associated with many of our sales opportunities also make it difficult for us to accurately forecast our revenues (and attendant budgeting and guidance decisions) and increases the volatility of our operating results from period to period. In addition, in light of the fact that ULIN is a relatively new solution with unpredictable sales cycles, with multiple pricing models, our revenue visibility is significantly reduced, which makes it harder to provide adequate forecasts. Until we have clarity on the sales cycle, and a better understanding of the timing and implementation for a relatively small number of larger deals, we shall not provide forecasts.

We have not always met, and we might not meet in the future, our expectations or those of industry analysts in a particular future quarter or a fiscal year, including as a result of the factors described in these Risk Factors.

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We are subject to complex, evolving regulatory requirements that may be difficult and expensive to comply with and that could negatively impact our business.

Our business and operations are subject to regulatory requirements in Israel and elsewhere, including, among other things, with respect to government contracts, export control, labor, tax, anti-bribery, anti-corruption, data privacy and protection, and communications monitoring and interception. Regulatory requirements are subject to constant change that may have a material impact on our operations. Compliance with these regulatory requirements may be onerous, time-consuming, and expensive, especially where these requirements vary from jurisdiction to jurisdiction or where the jurisdictional reach of certain requirements is not clearly defined or seeks to reach across national borders. Regulatory requirements in one jurisdiction may make it difficult or impossible to do business in another jurisdiction. We may also be unsuccessful in obtaining permits, licenses or other authorizations required to operate our business, such as for the marketing or sale or import or export of products, solutions and services that we offer.

We cannot assure you that our methods of and policies for doing business will be adequate for new markets, including the United States, or that we will be able to modify such methods or policies in a manner that allows us to enter into specific markets, including the United States. Violations of applicable laws or regulations, including by our officers, employees, contractors or agents, may harm our reputation and deter governments and governmental agencies and other existing or potential customers or partners from purchasing our solutions. Furthermore, non-compliance with applicable laws or regulations could result in fines, damages and criminal sanctions against us, our officers or our employees, restrictions on the conduct of our business, and damage to our reputation.

Our business, results of operations and financial condition could be materially adversely affected by changes in the legal and regulatory environment.

Our business, results of operations and financial condition could be materially adversely affected if laws, regulations or standards relating to our business (including the solutions and products that we offer), the Company or our employees (including labor laws and regulations) are implemented or changed. Among these laws and regulations, there are requirements in Israel and other territories in relation to import and export controls, data privacy and protection, anti-bribery and anti-corruption, labor, tax and environmental and social issues. While we make efforts to comply with such requirements, we cannot assure you that we will be fully successful in our efforts. Failure to comply with applicable laws and regulations could result in fines, damages, civil liability and criminal sanctions against us, our officers and our employees and prohibit us from conducting our business and damage our reputation.

The occurrence of privacy or information security breaches (or the belief that any such breach has occurred) in the operation of our business, or by third parties using a product or solution obtained through us, could harm our business, financial condition and operating results. Some of our customers use the solutions and products that we offer to compile and analyze highly sensitive or confidential information. We may come into contact with such information or data when we perform service or maintenance functions for our customers. The perception or fact that any of our employees has improperly handled sensitive information of a customer or a customer’s end user could negatively impact our business. If, in handling this information, we fail to comply with applicable privacy legislation or procedures, we could incur civil liability to governments or governmental agencies or any customers and individuals whose privacy was compromised.

Further, governments around the world are adopting a growing number of compliance and regulatory initiatives that are driven by events and concerns such as accounting scandals, security threats and economic conditions. We cannot assure you that we will be successful in our efforts to effectively respond to new initiatives and standards, that such changes will not negatively affect the demand for the products, solutions and services we offer, or that our competitors will not be more successful or prepared than us in responding to these new initiatives and standards.

We may be limited in our ability to transfer or outsource certain aspects of our business to certain jurisdictions, and may be limited in our ability to undertake development activities in certain jurisdictions, which may impede our efficiency and adversely affect our business results of operations.

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Our solutions may contain defects or may be vulnerable to cyber-attacks, which could expose us to both financial and non-financial damages.

Many of our existing solutions are, and future solutions are expected to be, sophisticated and may develop operational problems. New products and new product versions, and the incorporation of third party products into our solutions, also give rise to the risk of defects or errors. These defects or errors may relate to the operation or the security of the products and solutions we sell and could result in product returns, loss of or delay in market acceptance of the products and solutions, loss of our competitive position or claims by customers or others, which would seriously harm our revenues, financial condition and results of operations. Moreover, even well-designed and tested products and solutions may be vulnerable to cyber-attacks. If we do not discover and remedy such defects, errors or other operational or security problems until after a product or solution has been released to customers, we may incur significant costs to correct such problems and/or become liable for substantial damages for product liability claims or other liabilities. Furthermore, correcting and repairing such errors, failures or defects could also require significant expenditures of our capital and other resources and could cause interruptions, delays or cessation of our product licensing. The identification of errors in the products and solutions we sell, the detection of bugs by our customers, or a successful cyber-attack on one of the products and solutions even absent a defect or error, may damage our reputation in the market as well as our relationships with existing customers, which may result in our inability to retain our customers or attract new customers, which could have a material adverse effect on our results or financial condition.

We are dependent on the efforts of contractors for projects in which we serve as subcontractor.

For certain projects, we act as subcontractors and depend on the conduct of and our relationship with the relevant general contractor. If one or more of these contractors experience financial or operational difficulties, we could experience an interruption in our operations. There is a risk that we may have disputes with our contractors arising from, among other things, the quality and timeliness of work performed by us, in which case our operating results could temporarily suffer until such disputes are resolved. Furthermore, disagreements with our contractors could lead to the assertion of rights and remedies under their contracts and increase the cost of the project or result in a contractor’s unwillingness to perform further work on the project. If any contractor is unable or unwilling to perform according to the negotiated terms and timetable of its own agreement for any reason or terminates the agreement, we may be required to be engaged by a substitute contractor in order to continue our work on the project, which would likely result in significant project delays and increased costs.

Our employees or other third parties may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could cause significant liability for us, harm our reputation or otherwise result in other consequences that may have a material adverse effect on our business, financial condition and results of operations.

We are exposed to the risk that our employees, resellers, agents or independent contractors may engage in fraudulent conduct or other illegal activities. Misconduct by these parties could include intentional, reckless and/or negligent conduct or disclosure of unauthorized activities to us that violates export control laws or other regulations or manufacturing standards. Furthermore, the protection of our proprietary data and that of our customers is critical to our reputation and the success of our business. Our customers have a high expectation that we will adequately protect their confidential information. If any person, including any of our employees, negligently disregards or intentionally breaches our established controls with respect to such data or otherwise mismanages or misappropriates that data, we could be subject to monetary damages, fines and/or criminal prosecution. Unauthorized disclosure of sensitive or confidential data, whether through systems failure, employee negligence, fraud or misappropriation, could damage our reputation and cause us to lose customers.

We are subject to the FCPA, which generally prohibits U.S. companies, as well as foreign companies with a class of securities listed on a national securities exchange in the United States or quoted on the over-the-counter market in the United States, such as us, from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. We operate in parts of the world that are recognized as having governmental and commercial corruption and in certain circumstances, strict compliance with anti-bribery laws may conflict with local customs and practices. We cannot assure you that our internal policies and procedures will always protect us from improper conduct by our employees, resellers, agents or independent contractors and due to lack of resources, we have been unable to implement our internal policies and procedures completely which exposes us to additional risks. In the event that we believe or have reason to believe that our employees or agents have or may have violated applicable laws, including anti-corruption laws, we may be required to investigate or have outside counsel investigate the relevant facts and circumstances, which can be expensive and require significant time and attention from senior management. Any such violation could result in substantial fines, sanctions, civil and/or criminal penalties, and curtailment of operations in certain jurisdictions, and might adversely affect our business, financial condition or results of operations. In addition, actual or alleged violations could damage our reputation. Furthermore, detecting, investigating, and resolving actual or alleged violations is expensive and can consume significant time and attention of our senior management.

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In connection with ongoing implementation of internal controls to comply with applicable anti-corruption laws regarding distributors, resellers and agents, we identified press reports that one of our resellers in Latin America may be subject to local law enforcement investigations concerning price manipulation and corruption in the reseller’s sale of software products to government entities, although the local press reports do not identify us and we have not been able to confirm the investigations or whether any investigations implicate sales of our solutions.  Following our own review of the reseller, we ceased accepting orders from the reseller.

The confidential nature of our engagements and the technologies incorporated into the products and solutions we sell may restrict us in our public disclosures and marketing efforts.

To date, all our revenues have been generated from engagements with governments and governmental agencies, including through resellers or integrators. Such governments and governmental agencies restrict us from identifying them as our customers due to the sensitive nature of the products and solutions that we sell and the projects we undertake on their behalf. Furthermore, our engagements with such governments and governmental agencies, or with the applicable resellers or integrators, oftentimes contain information, including information concerning specific aspects of the technologies incorporated into the products and solutions we sell, which information is either classified or sensitive, in each case, due to ongoing military operations, homeland security issues or criminal prevention activity and is largely classified under such governments’ and governmental agencies’ guidelines. Accordingly, in our marketing and sales materials, we may not be able to identify our customers, the purpose for which certain products or solutions were sold or the projects we are involved in. Moreover, the classified nature of our engagements may require us to be more conservative in our public disclosures regarding such engagements, and in some instances apply for confidential treatment under Rule 24b-2 of the Exchange Act. These limitations could adversely affect our marketing and sales efforts.

We are subject to risks associated with doing business globally.

The countries and regions in which we have our most significant operations include Latin America, Asia and Africa, and we intend to continue to expand our operations internationally. We sell throughout the world and intend to continue to increase our penetration of international markets. Our operations are subject to risks inherent in conducting business globally and under the laws, regulations and customs of various jurisdictions and geographies. We believe our business may suffer if we are unable to successfully expand into new regions, as well as maintain and expand our existing foreign operations. In addition to risks related to currency exchange rate fluctuations, risks that affect our foreign operations include changes in exchange controls, changes in taxation and potentially adverse tax consequences in operating in certain countries, import limitations, policies and procedures that protect local suppliers, recruitment and retention of foreign employees, export control restrictions, changes in or violations of applicable law or regulations, economic and political instability, disputes between countries, diminished or insufficient protection of intellectual property, competition in foreign countries, product customization or localization issues, challenges in collection of accounts receivable and longer payment cycles, and disruption or destruction of operations in a significant geographic region regardless of cause, including war, terrorism, riot, civil insurrection or social unrest. Any of these risks could have an adverse effect on our business, results of operations and financial condition.

As we continue to explore the expansion of our global reach, an increasing focus of our business may be in emerging markets. In many emerging markets we may face risks that are more significant than if we were to do business in developed countries, including risks relating to underdeveloped legal systems, unstable governments and economies, and potential governmental actions affecting the flow of goods and currency. We cannot assure you that one or more of these factors will not have a material adverse effect on our international operations, business, financial condition and results of operations.

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We are subject to extensive government regulations, which if violated, could prohibit us from conducting a significant portion of our business and result in criminal liability.

Regulatory agencies in the countries where we have significant operations may have laws and/or regulations concerning the exporting and importing of security devices, which may restrict sales of certain products to bona fide law enforcement agencies in these countries. If we violate any of these laws or regulations, we may be subject to civil or criminal prosecutions. If we are charged with any such violations, regardless of whether we are ultimately cleared, we may be unable to sell our products.

Intense competition in our markets and competitors with greater resources than us may limit our market share, profitability and growth.

We face aggressive competition from numerous and varied competitors in all of our markets, making it difficult to maintain our market share, remain profitable, invest and grow. We will also encounter new competitors as we expand into new markets. Our competitors may be able to more quickly develop or adapt to new or emerging technologies, better respond to changes in customer needs or preferences, better identify and enter into new areas of growth or devote greater resources to the development, promotion and sale of their products. Some of our competitors have, in relation to us, longer operating histories, larger customer bases, longer standing relationships with customers, superior brand recognition and significantly greater financial, technical, marketing, customer service, public relations, distribution or other resources, especially in new markets we may enter. Consolidation among our competitors may also improve their competitive position. In addition, system integrators, as well as infrastructure vendors, may decide in the future to enter our market space and compete with us by comprehensive solutions. We also face competition from solutions developed independently by our customers. To the extent that we cannot compete effectively, our market share and, therefore, results of operations could be materially adversely affected.

Because price and related terms are key considerations for many of our customers, we may, from time to time, have to accept less-favorable payment terms, lower our sales prices, and/or reduce our cost structure. If we are forced to take these kinds of actions to remain competitive in the short-term, such actions may adversely impact our ability to compete in the long-term.

New potential entrants to our markets may lead to the widespread availability and standardization of some of the products, solutions and services we offer, which could result in the commoditization of such products, solutions and services and drive us to lower our prices.

Incorrect or improper use of the products and solutions in our portfolio or failure to properly provide professional services and maintenance services could result in negative publicity and legal claims.

The products and solutions we sell are complex and are deployed in a wide variety of network environments. The proper use of these products and solutions requires training and, if the products and solutions are not used correctly or as intended, insufficient results may be produced. The products and solutions may also be intentionally misused or abused by our customers. The incorrect or improper use of these products and solutions or our failure to properly provide professional services and maintenance services, including installation, training, project management, product customizations and consulting to our customers may result in losses suffered by our customers, which could result in negative publicity or other legal claims against us. Furthermore, the use of our solutions by a government to conduct interception in violation of such government’s laws could result in negative publicity or even legal claims against us.

For certain solutions, we rely on software from third parties. If we lose the right to use that software, we would have to spend additional capital to either redesign our existing solutions or acquire new software from third parties.

We integrate and utilize various third party software products as components of our solutions. Our business could be disrupted if functional versions of these software products were either no longer available to us on commercially reasonable terms or at all. In addition, some of our third party vendors use proprietary technology and software code that could require significant redesign of our solutions in the case of a change in vendor. If we lost the right to use such third party software, we would be required to spend additional capital to either redesign our solutions, or acquire or license new software from third parties. As a result, we might be forced to limit the features available in our current or future offerings and commercial releases of our solutions could be delayed.

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Furthermore, if we were required to or otherwise determined to utilize software components from certain jurisdictions, such as Israel, local export control laws would impose a regulatory burden that may materially affect our business and operations.

Political or public perception factors may adversely affect our business.

We may experience negative publicity or other adverse impacts on our business if we sell to countries that are considered disfavored by the media or political or social rights organizations even though such transactions may be permissible under applicable law.

Our business may be impacted by changes in general economic conditions.

Our business is subject to risks arising from changes in domestic and global economic conditions, and adverse economic conditions in markets in which we operate may harm our business. If our clients significantly reduce spending in areas in which our solutions are utilized, or prioritize other expenditures over our solutions, our business, results of operations and financial condition would be materially adversely affected.

Disruption to the global economy could also result in a number of follow-on effects on our business, including a possible slow-down resulting from lower customer expenditures; inability of customers to pay for products, solutions or services on time, if at all; more restrictive export regulations which could limit our potential customer base; negative impact on our liquidity, financial condition and share price, which may impact our ability to raise capital in the market, obtain financing and secure other sources of funding in the future on terms favorable to us.

In addition, the occurrence of catastrophic events, such as hurricanes, storms, earthquakes, tsunamis, floods and other catastrophes that adversely affect the business climate in any of our markets could have a material adverse effect on our business, financial condition and results of operations. Some of our operations are located in areas that have been in the past, and may be in the future, susceptible to such occurrences.

Our future success depends on our ability to enhance our existing operations, execute on our growth strategy and properly manage investment in our business and operations.

A key element of our strategy is to continue to invest in, enhance and secure our business and operations and grow organically. Investments in, among other things, new markets, new solutions, technologies, infrastructure and systems, geographic expansion and headcount may all be considered in order to execute this strategy. Our ability to implement this portion of our growth strategy is dependent on our ability to market solutions and products on a larger scale, increase our brand recognition and enter into distribution and other strategic arrangements with third party suppliers and distributors, as well as manage growth in administrative overhead and distribution costs likely to result from our possible geographic expansion.

However, such investments and efforts may not be successful, especially in new areas or new markets in which we have little or no experience, and even if successful, may negatively impact our profitability. Our success depends on our ability to effectively and efficiently enhance our existing operations and execute on our growth strategy, balance the extent and timing of investments with the associated impact on expenses and profitability, balance our focus between new areas or new markets and the operation and servicing of our legacy businesses and customers, capture efficiencies and economies of scale and compete in the new areas or new markets and with the new solutions in which we have invested. If we are unable to effectively and efficiently enhance our existing operations, execute on our growth strategy and properly manage our investments, focus and expenditures, our results of operations and market share may be materially adversely affected.

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Acquisition and investment activities present certain risks to our business, operations and financial position.

Acquisitions and investments may be a part of our growth strategy. Successful execution following the closing of an acquisition or investment is paramount to achieving the anticipated benefits of the transaction. The process for acquiring a company may take from several months up to a year and costs can vary greatly. We may also compete with others to acquire companies, and such competition may result in decreased availability of, or an increase in price for, suitable acquisition candidates. In addition, we may not be able to consummate acquisitions or investments that we have identified as crucial to the implementation of our strategy for other commercial or economic reasons. As a result, it may be more difficult for us to identify suitable acquisition or investment targets or to consummate acquisitions or investments on acceptable terms or at all. If we are not able to execute on any acquisition, we may not be able to achieve a future growth strategy and may lose market share.

The process of integrating an acquired company’s business or new technologies is challenging and may result in expected or unexpected operating or compliance challenges, which may require significant expenditures and a significant amount of our management’s attention that would otherwise be focused on the ongoing operation of our business.

Acquisitions and/or investments may also result in the expenditure of available cash and amortization expenses or write-downs related to intangible assets such as goodwill, any of which could have a material adverse effect on our operating results or financial condition. Investments in immature businesses with unproven track records and technologies have an especially high degree of risk, with the possibility that we may lose the value of our entire investment or incur additional unexpected liabilities. Large or costly acquisitions or investments may also diminish our capital resources and liquidity or limit our ability to engage in additional transactions for a period of time.

All of the foregoing risks may be magnified as the cost, size or complexity of an acquisition or acquired company increases, or where the acquired company’s products, market or business are materially different from ours, or where more than one integration is occurring simultaneously or within a concentrated period of time.

We may not be able to obtain the necessary regulatory approvals, including those of antitrust authorities and foreign investment authorities, in countries where we seek to consummate acquisitions or make investments. For those and other reasons, we may ultimately fail to consummate an acquisition, even if we announce the intended acquisition.

In addition, we may require significant financing to complete an acquisition or investment, whether through bank loans, raising of debt or otherwise. We cannot assure you that such financing options will be available to us on reasonable terms, or at all. If we are not able to obtain such necessary financing, it could have an impact on our ability to consummate a substantial acquisition or investment and execute a future growth strategy. Alternatively, we may issue a significant number of shares as consideration for an acquisition, which would have a dilutive effect on our existing shareholders.

The mishandling or the perceived mishandling of sensitive information could harm our business.

The products we sell are in some cases used by customers to compile and analyze highly sensitive or confidential information and data, including information or data used in intelligence gathering or law enforcement activities. While our customers’ use of the products in no way affords us access to the customer’s sensitive or confidential information or data, we or our partners may receive or come into contact with such information or data, including personally identifiable information, when we are asked to perform services or support functions for our customers. We or our partners may also receive or come into contact with such information or data in connection with the use of our solutions. While employee contracts generally contain standard confidentiality provisions, we cannot assure the proper handling or processing of sensitive or confidential data by our employees. The improper handling of sensitive or confidential data, or even the perception of such mishandling (whether or not valid), or other security lapses by us or our partners or within the products, could reduce demand for such products or otherwise expose us to financial or reputational harm or legal liability.

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We may consider entering into the U.S. market, which may expose our business to additional risks.

We may consider entry into the U.S. market. The entrance into the U.S. market would subject us to U.S. regulatory requirements, including regarding customer use of our solutions. As we anticipate that our future sales in the United States would be made primarily to U.S. governmental agencies, we would be further exposed to all of the risks related to government contracts. See the risk factor “We face risks relating to government spending and contracts with governments and governmental agencies” above. We would also need to develop a strategy to differentiate the solutions we offer for sale within the United States from those outside of the United States so that any non-U.S. products do not fall under U.S. export control restrictions. There can be no assurance that we will develop a successful strategy to enter the U.S. market, or that we will be able to enter or successfully compete in that market. As a result of the foregoing, we plan to be conservative in our approach to the U.S. market.

Risks related to Intellectual Property and Data/Systems Security

The products and solutions we sell may infringe or may be alleged to infringe on the intellectual property rights of others, which could lead to costly disputes or disruptions for us and may require us to indemnify our customers and resellers for any damages they suffer.

The technology industry is characterized by frequent allegations of intellectual property infringement. Any allegation of infringement against us could be time consuming and expensive to defend or resolve, result in substantial diversion of management resources, cause shipment delays or force us to enter into royalty or license agreements. If patent holders or other holders of intellectual property initiate legal proceedings against us including either with respect to our own intellectual property or intellectual property we license from third parties, we may be forced into protracted and costly litigation, regardless of the merits of these claims. On November 12, 2015, a lawsuit alleging patent infringement, violation of a non-disclosure agreement, trade secret misappropriation and unjust enrichment, was submitted to the Central District Court in Israel by a company and an individual against Ability and our controlling shareholders. The amount sought in the lawsuit for registration fee purposes is NIS 5 million (approximately $1.4 million), however the plaintiffs did not specify the amount of the compensation demanded. The plaintiffs allege that certain GSM interception and decryption systems sold by Ability apparently fall within the claim of an Israeli patent owned by the plaintiffs. Furthermore, the plaintiffs demanded to immediately cease any infringement of the patent as well as any further use of the claimed technology, including the further manufacture, export, sale or marketing of the alleged infringing products. See “Prospectus—Legal Proceedings” for further details. We may not be successful in defending such litigation, including the pending litigation, in part due to the complex technical issues and inherent uncertainties in intellectual property litigation, and may not be able to procure any required royalty or license agreements on terms acceptable to us, or at all.

 Third parties may also assert infringement claims against our customers. We sometimes undertake to indemnify our customers and resellers for infringement by our products of the proprietary rights of third parties, which, in some cases, may not be limited to a specified maximum amount and for which we may not have sufficient insurance coverage or adequate indemnification in the case of intellectual property licensed from a third party. If any of these claims succeed, we may be forced to pay damages, be subject to injunction with respect to the use or sale of certain products and solutions, be required to obtain licenses for the products our customers or partners use, which may not be available on reasonable terms, or incur significant expenses in developing non-infringing alternatives.

We face risks relating to our use of certain “open source” software tools.

Certain of the products and solutions we sell may contain a limited amount of open source code. Open source code is code that is covered by a license agreement that permits the user to liberally use, copy, modify and distribute the software without cost, provided that users and modifiers abide by certain licensing requirements. The original developers of the open source code provide no warranties on such code. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open source code and we may incur expenses in defending claims that we did not abide by the open source code license. In addition, third party licensors do not provide intellectual property protection with respect to the open source components of their products, and therefore we may not be indemnified by such third party licensors in the event that we or our customers are held liable in respect of the open source software contained in such third party software. If we are not successful in defending against any such claims that may arise, we may be subject to injunctions and/or monetary damages or the open source code would need to be removed from the products and solutions we sell. Such events could disrupt our operations and the sales of such products and solutions, which would negatively impact our revenues and cash flow.

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Moreover, under certain conditions, the use of open source code to create derivative code may obligate us to make the resulting derivative code available to others at no cost. The circumstances under which the use of open source code would compel the offer of derivative code at no cost are subject to varying interpretations. If we are required to publicly disclose the source code for such derivative products or to license our derivative products that use an open source license, our previously proprietary software products may be available to others without charge. If this happens, our customers and our competitors may have access to our products without cost to them, which could harm our business. The use of such open source code, however, may ultimately subject some of our products to unintended conditions so that we are required to take remedial action that may divert resources away from our development efforts.

We may be subject to information technology system failures or disruptions that could harm our operations, financial condition or reputation.

We rely extensively on information technology systems to operate and manage our business and to process, maintain and safeguard information, including information belonging to our customers, partners, and personnel.

These systems may be subject to failures or disruptions as a result of, among other things, natural disasters, accidents, power disruptions, telecommunications failures, new system implementations, acts of terrorism or war, physical security breaches, computer viruses, or other cyber-attacks. Cyber-attacks are becoming increasingly sophisticated and in many cases may not be identified until a security breach actually occurs. We have experienced cyber-attacks in the past and may experience them in the future, potentially with greater frequency. While we are continually working to maintain secure and reliable systems, our security, redundancy, and business continuity efforts may be ineffective or inadequate. We must continuously improve our design and coordination of security controls. Despite our efforts, it is possible that our security controls and other procedures that we follow may not prevent systems failures or disruptions. Such system failures or disruptions could subject us to delays in our ability to process orders, delays in our ability to provide products, solutions and services to customers, delays or errors in financial reporting, compromise, disclosure, or loss of sensitive or confidential information or intellectual property, destruction or corruption of data, financial losses from remedial actions, theft, liabilities to customers or other third parties, or damage to our reputation. Information system failures at one of our suppliers or partners may also result in similar adverse consequences.

Any of the foregoing could harm our competitive position, result in a loss of customer confidence and materially and adversely affect our results of operations or financial condition.

Risks Related to our Operations in Israel

Conditions in Israel affect our operations and may limit our ability to produce and sell our products.

Our headquarters are located in Israel. In addition, all of our senior management and directors are residents of Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and its neighboring countries. In recent years, these have included hostilities between Israel and Hezbollah in Lebanon and Hamas in the Gaza strip, both of which resulted in rockets being fired into Israel, causing casualties and disruption of economic activities. In addition, Israel faces threats from more distant neighbors, in particular, Iran. Our commercial insurance does not cover losses that may occur as a result of an event associated with the security situation in the Middle East. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained, or if maintained, will be sufficient to compensate us fully for damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflict involving Israel could adversely affect our operations and results of operations.

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Further, our operations could be disrupted by the obligations of personnel to perform military service. As of August 13, 2018, we had 17 employees based in Israel, certain of whom may be called upon to perform military reserve duty until they reach the age of 40 (and in some cases, depending on their specific military profession, up to 45 or even 49 years of age) and, in certain emergency circumstances, may be called to immediate and unlimited active duty. Our operations could be disrupted by the absence of a significant number of employees related to military service, which could materially adversely affect our business and results of operations.

Additionally, several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries and groups have imposed or may impose restrictions on doing business with Israel and Israeli companies if hostilities in Israel or political instability in the region continues or increases. These restrictions may limit our ability to obtain manufactured components and raw materials from these countries or sell our products to companies in these countries. Furthermore, the Boycott, Divestment and Sanctions Movement, a global campaign attempting to increase economic and political pressure on Israel to comply with the stated goals of the movement, may gain increased traction and result in a boycott of Israeli products and services. Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its present trading partners, or significant downturn in the economic or financial condition of Israel, could adversely affect our business, results of operations and financial condition.

We are subject to stringent export control regulations.

The Israeli government has adopted and amended laws and regulations regarding military and defense export controls, as well as the export of “dual use” items, and many of our suppliers are subject to national export regimes. Some of the solutions we offer incorporate decryption technology, which is subject to Israeli export control and may also be subject to non-Israeli export control when supplied from non-Israeli suppliers. If the required government approvals are not obtained, our ability to market, sell and export the products could be negatively impacted, which would result in a reduction in our revenues.

Certain of our activities are exempt from Israeli export control under the current export control regime as these activities do not involve the export of Israeli-controlled items from Israel, but rather the sale by us of items of non-Israeli origin to non-Israeli entities, which items are not exported from Israel (these activities are referred to as “Brokerage” under the Israeli Defense Export Control Law, 2007, or the 2007 Law. This exemption is due to the fact that the chapter of the 2007 Law relating to Brokerage transactions has not entered into force to date. If such chapter were to enter into force and apply to Brokerage transactions (even if such Brokerage does not involve the export of controlled goods from Israel), we may be required to obtain additional licenses or modify our method of doing business in the future. If we are unable to obtain such licenses or modify our method of doing business, our business, results of operations and financial condition could be adversely affected.

The tax benefits that are available to Ability under Israeli law require it to meet various conditions and may be terminated or reduced in the future, which could increase its Israeli tax liability.

Ability is eligible for certain tax benefits provided to “Preferred Enterprises” under the Israeli Law for the Encouragement of Capital Investments, 1959, or the Investment Law. The standard corporate tax rate for Israeli companies was 26.5% for 2015 and was reduced to 25% for 2016, 24% for 2017 and 23% for 2018 and thereafter. Due to Ability’s “Preferred Enterprise” status, Ability expects to benefit from a reduced tax rate of 14.6% in 2015 and 2016 (based on a blended tax rate) and a reduced tax rate, not yet determined (but up to 16%), in 2017 and thereafter with respect to taxable income generated by the Preferred Enterprise, and all other taxable income will be subject to the standard corporate tax rate. If these tax benefits are reduced, cancelled or discontinued, for whatever reason, including lack of compliance with the requirements of the Investment Law, Ability’s Israeli taxable income would be subject to standard Israeli corporate tax rates and it may be required to pay incremental taxes over the reduced tax rates under the Preferred Enterprise, plus indexation, interest and possibly penalties thereon. Additionally, if Ability increases its activities outside of Israel through acquisitions, for example, Ability’s expanded activities outside of Israel might not be eligible for inclusion in future Israeli tax benefit programs. The Israeli government may furthermore independently determine to reduce, phase out or eliminate entirely the benefits available under the Investment Law, which could also adversely affect Ability’s global tax rate and the results of its operations.

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Exchange rate fluctuations between the U.S. dollar and the New Israeli Shekel currencies may negatively affect our earnings.

Our functional currency is the U.S. dollar. We incur expenses in U.S. dollars and New Israeli Shekels. As a result, we are exposed to the risks that the NIS may appreciate relative to the U.S. dollar, or, if the NIS devalues relative to the U.S. dollar, that the inflation rate in Israel may exceed such rate of devaluation of the NIS, or that the timing of such devaluation may lag behind inflation in Israel. In any such event, the U.S. dollar cost of our operations in Israel would increase and our U.S. dollar-denominated results of operations would be adversely affected. The average exchange rate for the year ended December 31, 2017 was $1.00 = NIS 3.467. We cannot predict any future trends in fluctuation of the exchange rate, if any, of the NIS against the U.S. dollar.

Risks Relating to Incorporation in the Cayman Islands

As we are a Cayman Islands exempted company, it could be difficult for investors to effect service of process on and recover against us or our directors and officers, and our shareholders may face difficulties in protecting their interest and rights through the U.S. federal courts.

We are a Cayman Islands exempted company, and our officers and directors are residents of various jurisdictions outside the United States. A substantial portion of our assets and the assets of our officers and directors, at any one time, are and may be located in jurisdictions outside the United States. Further, except with respect to an offering under our Registration Statement on Form F-3 (333-226288), we have no agent for service of process within the United States, which would make it difficult for investors to effect service of process in the United States on us or our directors and officers who reside outside the United States, or to recover against us or our directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of U.S. federal securities laws.

Our corporate affairs are governed by our charter documents, consisting of our amended and restated memorandum and articles of association, by the Companies Law (2018 Revision) of the Cayman Islands (as supplemented or amended from time to time), or the Companies Law and the common law of the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors are governed by Cayman Islands law and are different as under statutes or judicial precedent in jurisdictions such as the United States. The common law of the Cayman Islands is derived, in part, from relatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding in the Cayman Islands. In particular, the Cayman Islands has a different body of securities laws compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. While there is some case law in the Cayman Islands on these matters, it is not as developed as, for example, in the United States. In addition, the laws of the Cayman Islands relating to the protection of the interests of minority shareholders differ in some respects from those established under statutes or judicial precedent in the United States. Such differences may mean that our minority shareholders may have less protection than they would have had under the laws of the United States. The less protective nature of such laws in the Cayman Islands may make it more difficult for our shareholders to protect their interests in the face of actions by our management or directors than shareholders of a corporation incorporated in other jurisdictions. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a federal court of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

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As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as shareholders of a U.S. company.

If we are deemed or become a passive foreign investment company, or PFIC, for U.S. federal income tax purposes in 2017 or in any prior or subsequent years, there may be negative tax consequences for U.S. taxpayers that are holders of our shares.

We will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of our gross income is “passive income” or (ii) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account.

We believe we were not a PFIC for 2017. Because the PFIC determination is highly fact intensive, there can be no assurance that we will not be a PFIC for 2018 or for any other taxable year. If we were to be characterized as a PFIC in any taxable year during which a U.S. shareholder owns our ordinary shares, and such U.S. shareholder does not make an election to treat us as a “qualified electing fund,” or QEF, or make a “mark-to-market” election, then “excess distributions” to such U.S. shareholder and any gain realized on the sale or other disposition of our shares will be subject to special rules. Under these rules: (i) the excess distribution or gain would be allocated ratably over the U.S. shareholder’s holding period for shares; (ii) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (iii) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, if the U.S. Internal Revenue Service determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. shareholder to make a timely QEF or mark-to-market election. U.S. shareholders who hold our shares during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. shareholders who made a timely QEF or mark-to-market election. A U.S. shareholder can make a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. A QEF election generally may not be revoked without the consent of the IRS. If an investor provides reasonable notice to us that it has determined to make a QEF election, we shall endeavor to timely provide annual financial information to such investor as may be reasonably required for purposes of filing United States federal income tax returns in connection with such QEF election.

Certain provisions of our amended and restated memorandum and articles of association may make it difficult for shareholders to change the composition of our board of directors and may discourage, delay or prevent a merger or acquisition that some shareholders may consider beneficial.

Certain provisions of our amended and restated memorandum and articles of association may have the effect of delaying or preventing changes in control if our board of directors determines that such changes in control are not in the best interests of us and our shareholders. The provisions in our amended and restated memorandum and articles of association include, among other things, those that:

●	authorize our board of directors to issue preference shares and to determine the price and other terms, including preferences and voting rights, of those shares without shareholder approval;

●	establish advance notice procedures for nominating directors or presenting matters at shareholder meetings; and

●	limit the persons who may call extraordinary general meetings of shareholders.

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While these provisions have the effect of encouraging persons seeking to acquire control of us to negotiate with our board of directors, they could enable the board of directors to hinder or frustrate a transaction that some, or a majority, of the shareholders may believe to be in their best interests and, in that case, may prevent or discourage attempts to remove and replace incumbent directors.

These provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management members by making it more difficult for shareholders to replace members of our board of directors, which is responsible for appointing the members of our management.

We are a foreign private issuer and, as a result, we are not subject to U.S. proxy rules and are subject to the Securities Exchange Act of 1934 reporting obligations that, to some extent, are more lenient and less frequent than those applicable to a U.S. issuer.

We report under the Securities Exchange Act of 1934, or the Exchange Act, as a foreign private issuer. Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including (i) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; (ii) the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and (iii) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events. We intend to furnish quarterly reports to the SEC on Form 6-K for so long as we are subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, although the information we furnish may not be the same as the information that is required in quarterly reports on Form 10-Q for U.S. domestic issuers. In addition, while U.S. domestic issuers that are not large accelerated filers or accelerated filers are required to file their Annual Reports on Form 10-K within 90 days after the end of each fiscal year, foreign private issuers are not required to file their Annual Report on Form 20-F until 120 days after the end of each fiscal year. Foreign private issuers are also exempt from the Regulation Fair Disclosure, aimed at preventing issuers from making selective disclosures of material information. Accordingly, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of otherwise applicable Nasdaq requirements, which may result in less protection than under rules applicable to domestic U.S. issuers.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the Listing Rules of the Nasdaq Stock Market for domestic U.S. issuers. For instance, we have elected to follow home country practice in the Cayman Islands with regard to quorum requirements at general meetings of our shareholders. In addition, we have elected to follow our home country law instead of the Listing Rules of the Nasdaq Stock Market that require us to obtain shareholder approval for certain dilutive events, such as the establishment or amendment of certain equity based compensation plans, an issuance that will result in a change of control of the Company, certain transactions other than a public offering involving issuances of a 20% or greater interest in the company, and certain acquisitions of the stock or assets of another company. We may also elect in the future to follow home country practice in the Cayman Islands with regard to the number of independent directors appointed to our board of directors and maintaining compensation and nominating committees of the board of directors. Following our home country governance practices as opposed to the requirements that would otherwise apply to a United States company listed on Nasdaq may provide less protection to you than what is accorded to investors under the Listing Rules of the Nasdaq Stock Market applicable to domestic U.S. issuers.

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Risks Related to this Offering and our Ordinary Shares and Warrants

Issuance of additional equity securities may adversely affect the market price of our ordinary shares.

We are currently authorized to issue 20,000,000 ordinary shares. As of August 13, 2018, we had 2,576,415 ordinary shares outstanding and we had no preferred shares outstanding. As of August 13, 2018, we also had warrants to purchase 855,744 ordinary shares outstanding, and 206,113 ordinary shares reserved for issuance under our 2015 Long-Term Equity Incentive Plan. To date, we have not issued any equity awards under our 2015 Long-Term Equity Incentive Plan however we intend in the future to issue equity awards to officers, directors and certain employees and service providers. Additionally, on April 11, 2018, we obtained a six-month line of credit from an Israeli commercial bank in the amount of NIS 11 million ($3.1 million), of which NIS 5.5 million ($1.5 million) has been drawn down to date. The line of credit is secured by Messrs. Hurgin and Aurovsky who may in the future convert the security into equity in the Company. To the extent that we issue any equity awards or ordinary shares, holders of our securities will experience dilution, which could cause our share price to fall. In addition, in order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders, including investors who purchase ordinary shares in this offering. The price per share at which we sell additional ordinary shares or securities convertible into ordinary shares in future transactions may be higher or lower than the price per share in this offering.

A substantial number of ordinary shares may be sold in this offering, which could cause the price of our ordinary shares to decline.

In this offering we will sell 728,262 ordinary shares which represent approximately 22% of our outstanding ordinary shares as of August 13, 2018 after giving effect to the sale of the ordinary shares. In addition, for each ordinary share purchased in this offering, the placement agent will receive unregistered warrants to purchase up to 7.5% of the aggregate number of ordinary shares sold in this offering (or warrants to purchase up to 54,620 of our ordinary shares). This sale and any future sales of a substantial number of ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of our ordinary shares on the Nasdaq Capital Market. We cannot predict the effect, if any, that market sales of those ordinary shares or the availability of those ordinary shares for sale will have on the market price of our ordinary shares.

If you purchase our ordinary shares sold in this offering you will experience immediate dilution in your investment as a result of this offering.

Because the effective price per ordinary share being offered may be substantially higher than the net tangible book value per share of our ordinary shares, you may experience substantial dilution to the extent of the difference between the effective offering price per ordinary share you pay in this offering and the net tangible book value per share of our ordinary share immediately after this offering. Our net tangible book value as of March 31, 2018, was approximately negative ($2.4) million, or approximately negative ($0.93) per ordinary share. Net tangible book value per ordinary share represents the amount of our total tangible assets less total liabilities divided by the total number of our ordinary shares outstanding as of March 31, 2018. See “Dilution” for a more detailed illustration of the dilution you may incur if you participate in this offering. In the event that the placement agent warrants issued to the placement agent in connection with this offering are exercised, you will experience additional dilution to the extent that the exercise price of those warrants is higher than the net tangible book value of our ordinary shares at the time of exercise.

Our management team will have immediate and broad discretion over the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for working capital and general corporate purposes. See “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Our shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income. The decisions made by our management may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

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The investors in this offering may be diluted by exercises of outstanding warrants.

As of August 13, 2018, we had 855,744 ordinary shares issuable upon exercise of warrants at an exercise price of $115.00 per share. We will be issuing to the placement agent warrants to purchase an additional 54,620 ordinary shares with an exercise price of $5.75 per share. The exercise of such outstanding warrants will result in dilution of our existing shareholders’ proportionate ownership interest.

The recent consolidation of our ordinary shares may decrease the liquidity of our ordinary shares.

The liquidity of our ordinary shares may be affected adversely by the recent 1 for 10 consolidation of our ordinary shares given the reduced number of shares that were outstanding following the ordinary shares. In addition, the consolidation increased the number of shareholders who own odd lots (less than 100 shares) of our ordinary shares, creating the potential for such shareholders to experience an increase in the cost of selling their shares and greater difficulty effecting such sales.

We are a “controlled company” within the meaning of Nasdaq listing standards and, as a result, qualify for exemptions from certain corporate governance requirements.

As a result of the number of shares jointly owned by Messrs. Hurgin and Aurovsky, we are a “controlled company” under the Nasdaq corporate governance rules. A “controlled company” is a company of which more than 50% of the voting power for the election of director is held by an individual, group or another company. Pursuant to the “controlled company” exemption, we may elect not to comply with the requirements that a majority of our board of directors consists of independent directors and that we have a compensation committee and a nominating committee, in each case, composed entirely of independent directors with a written charter addressing each committee’s purpose and authorities. Although we qualified for the “controlled company” exemption, we have not relied on such exemption. However, we may in the future rely on such exemption. Relying on the “controlled company” exemption, as opposed to the requirements that would otherwise apply, may provide less protection to our investors than what is accorded to investors under the Listing Rules of the Nasdaq Stock Market applicable to issuers which do not qualify as “controlled companies”.

A limited public market exists for our securities and we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market or any other securities exchange or that an active trading market will ever develop for any of our securities.

Our ordinary shares were approved for listing and began trading on the Nasdaq Capital Market under the symbol “ABIL” upon the closing of the Business Combination. An active trading market for our shares has not developed and, even if it does, it may not be sustained. In addition, we cannot assure you that we will be successful in meeting the continuing listing standards of the Nasdaq Capital Market and cannot assure you that our ordinary shares will be listed on a national securities exchange. If an active market for our stock does not develop or is not sustained, it may be difficult for investors to sell their shares without depressing the market price for the shares or at all. Further, an inactive market may also impair our ability to raise capital and may impair our ability to enter into strategic partnerships or acquire companies or products by using our ordinary shares or ordinary shares as consideration.

We have received various requests for advancement and indemnification from present and former officers, directors and service providers.

We have received various requests for advancement and indemnification from present and former officers, directors and service providers of ours in connection with the various ongoing investigations and legal proceedings to which such officers, directors and service providers were either named as defendants or were requested to take actions. See “Prospectus Summary—Legal Proceedings” for further details. If found to be indemnifiable pursuant to our engagements with such officers, directors and service providers, these claims may be significant.

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We are an “emerging growth company” and we intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our ordinary shares being less attractive to investors.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and we intend to continue to take advantage of certain exemptions from various reporting and governance requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Investors may find our ordinary shares less attractive because we rely on such exemptions. We may take advantage of these reporting and governance exemptions until we are no longer an emerging growth company.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have chosen to “opt out” of such extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not “emerging growth companies.” Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We have identified material weaknesses in our internal controls over financial reporting and if we fail to establish and maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial condition, results of operations or cash flows, which may adversely affect investor confidence in us.

The Sarbanes-Oxley Act of 2002 requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we are required, under Section 404 of the Sarbanes-Oxley Act of 2002, to perform system and process evaluations and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting. This assessment must include disclosure of any material weaknesses in our internal control over financial reporting identified by our management. A material weakness is a control deficiency, or combination of control deficiencies, in internal control over financial reporting that results in more than a reasonable possibility that a material misstatement of annual or interim consolidated financial statements will not be prevented or detected on a timely basis. Section 404 of the Sarbanes-Oxley of 2002 Act also generally requires an attestation from our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. However, for as long as we remain an emerging growth company as defined in the JOBS Act, we intend to take advantage of the exemption permitting us not to comply with the independent registered public accounting firm attestation requirement. See risk factor “We are an “emerging growth company” and we intend to take advantage of reduced disclosure and governance requirements applicable to emerging growth companies, which could result in our ordinary shares being less attractive to investors.” At the time when we are no longer an emerging growth company, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating. Our remediation efforts may not enable us to avoid a material weakness in the future.

We identified material weaknesses in our internal control over financial reporting, and concluded that our internal control over financial reporting was not effective as of December 31, 2017, as in the prior years 2016 and 2015. See “Controls and Procedures.” Due to lack of resources, during 2017 and through the date of this prospectus supplement, we were unable to implement our remediation plans and expect to have material weaknesses in our internal control over financial reporting for the foreseeable future. Any failure to maintain internal control over financial reporting could severely inhibit our ability to accurately report our financial condition, results of operations or cash flows. If we are unable to remedy the material weaknesses and conclude that our internal control over financial reporting is effective, or if our independent registered public accounting firm determines we have a material weakness or significant deficiency in our internal control over financial reporting, we could lose investor confidence in the accuracy and completeness of our financial reports, the market price of our ordinary shares could decline, and we could be subject to sanctions or investigations by the Nasdaq Stock Market, the SEC or other regulatory authorities. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could also restrict our future access to the capital markets.

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Our management has concluded that our disclosure controls and procedures were ineffective, and due to inherent limitations, there can be no assurance that our system of disclosure and internal controls and procedures will be successful in preventing all errors or fraud or in informing management of all material information in a timely manner in the future.

Our management has concluded that our disclosure controls and procedures for the fiscal year ended December 31, 2017, were ineffective, as in the prior years 2016 and 2015. Our disclosure controls and internal controls and procedures may not prevent all errors and all fraud.  A control system, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.  Further, the design of a control system reflects that there are resource constraints, and the benefits of controls must be considered relative to their costs.  Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all our control issues and instances of fraud, if any, have been or will be detected.  These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur simply because of error or mistake.  Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by circumvention of the internal control procedures.  The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, a control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate.  Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

The price of our ordinary shares has been and may continue to be volatile, which could result in substantial losses by our investors or class action litigation.

The market price of our ordinary shares has been and may continue to be highly volatile. During the second quarter of 2018, for example, our stock has traded in a range with a low of $2.16 and a high of $12.02. In the past, shareholders have initiated class action lawsuits against companies following periods of volatility in the market prices of these companies’ stock. Such litigation, if instituted against us, could cause us to incur substantial costs and divert management’s attention and resources from our business.

The price of our ordinary shares may fluctuate due to a variety of factors, including:

●	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;

●	any adverse outcome in any litigation against us or in the SEC investigation;

●	initiation or settlement of litigation by or against us or the threat of potential litigation;

●	any delisting or threat of delisting from the Nasdaq Capital Market;

●	mergers and strategic alliances in the intelligence gathering and cyber security industries;

●	market prices and conditions in the intelligence gathering and cyber security markets;

●	changes in government regulation;

●	potential or actual military conflicts or acts of terrorism;

●	the failure of securities analysts to publish research about us, or shortfalls in our operating results compared to levels forecast by securities analysts;

●	announcements concerning us or our competitors; and

●	the general state of the securities markets.

These market and industry factors may materially reduce the market price of our ordinary shares, regardless of our operating performance.

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Our international operations subject us to currency exchange risk.

We earn revenues, pay expenses, own assets and incur liabilities in countries using currencies other than the U.S. dollar, including (among others) the NIS and Euro. Because our functional currency is the U.S. dollar, we must translate revenues, expenses, assets and liabilities denominated in non-U.S. dollar functional currencies into U.S. dollars using currency exchange rates in effect during or at the end of each reporting period. Therefore, changes in currency exchange rates affect our consolidated operating income. In addition, our net income is further impacted by the revaluation and settlement of monetary assets and liabilities denominated in currencies other than the functional currency, gains or losses on which are recorded within income (expense), net.

Our income tax rate is complex and subject to uncertainty.

Computations of our taxes on income and withholding obligations are complex because they are based on the laws of numerous tax jurisdictions. These computations require significant judgment on the application of complicated rules governing accounting for tax provisions under GAAP. The international nature of our structure and operations creates uncertainties. Taxes on income for interim periods are based on a forecast of Ability’s reduced tax rate of 14.6% in 2015 and 2016 and a reduced tax rate of up to 16% in 2017 and thereafter with respect to its income generated by its Preferred Enterprise, which includes forward looking financial projections. Such financial projections are based on numerous assumptions, including the expectations of profit and loss. We may not accurately forecast the various items that comprise the projections.

From time to time, we may be subject to income and other tax audits (including in Israel), the timing of which are unpredictable. While we believe we comply with applicable tax laws, there can be no assurance that a governing tax authority will not have a different interpretation of the law and assess us with additional taxes. Any additional taxes could have a material adverse effect on our results of operations and financial condition.

In recent years, we have seen changes in tax laws resulting in an increase in applicable tax rates, in part stemming from public pressure to increase tax liabilities of corporations and to limit the ability to gain from strategic tax planning, with a focus on international corporations. Such legislative changes in one or more jurisdictions in which we operate may have implications on our tax liability and have a material adverse effect on our results of operations and financial condition. In 2014 and 2015, the Israeli corporate tax rate increased until its reduction in 2016 and thereafter. Furthermore, the Israeli government may determine to reduce, phase out or eliminate entirely tax benefits currently available under certain government programs. If corporate tax rates increase or the tax benefits under such government programs were to be reduced or eliminated, our effective tax rate may increase, which could have a negative impact on our results of operations.

Our shareholder composition may make it difficult for shareholders to significantly influence the decisions of the general meeting.

As of August 13, 2018, more than 64% of our ordinary shares are beneficially held by our controlling shareholders, Anatoly Hurgin, our Chief Executive Officer, and Alexander Aurovsky, our Chief Technology Officer, both of whom are directors. After giving effect to the sale of 728,262 ordinary shares in this offering, Messrs. Hurgin and Aurovksy will beneficially hold approximately 50% of our ordinary shares. Consequently, Messrs. Hurgin and Aurovsky may have the ability, either acting alone or jointly, to significantly influence or determine the outcome of specific matters submitted to the general meeting for approval, including amendments to our articles of association and election of members to our board of directors, and may make it difficult for other shareholders to significantly influence the outcome of a general meeting.

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On April 9, 2017, we received letters from each of Amnon Dick, Efraim Halevy, Amos Malka, Meir Moshe and Shalom Singer, representing all our former independent directors, tendering their resignation as a member of our board of directors and committees thereof, effective immediately. At the time of their resignations, Mr. Dick was Chairman of our board of directors and a member of the audit and compensation committees; Mr. Halevy was a member of the nominating committee; Mr. Malka was a member of the compensation committee; Mr. Moshe was Chairman of the audit committee and Chairman of the nominating committee; and Mr. Singer was Chairman of the compensation committee and a member of the audit and nominating committees. Each of Messrs. Dick, Malka, Moshe and Singer stated in their respective resignation letter that their resignation was due to his approach to risk assessment and management of our affairs not being aligned with that of our founding directors and controlling shareholders, which made them unable to contribute to us in a productive way. Each noted that, in view of the various challenges that we are currently facing, a shared vision and broad cooperation among our controlling shareholders and directors is required and that in view of the foregoing, and especially as they served as a director for only a few months, they do not believe it would be appropriate to continue to serve as a director. Mr. Halevy did not state any reason for his resignation in his resignation letter. Following the resignation of the former independent directors, on May 15, 2017 we appointed Levi Ilsar, Brigadier General (Ret.) Eli Polak and Nimrod Schwartz to serve as independent directors on our board of directors and the audit, compensation and nominating committees thereof, in each case effective as of May 17, 2017. However, on June 29, 2017, Levi Ilsar, Eli Polak and Nimrod Schwartz, representing all of our independent directors, tendered their written resignations with immediate effect. Each of Messrs. Ilsar, Polak and Schwartz stated in his respective resignation notice that his resignation was due, among other things, to the lack of cooperation by management which prevented him from fulfilling his duties as an independent director. On July 5, 2017, our board appointed three new independent directors, Avraham Dan, Naftali Granot and Limor Beladev, effective immediately. On July 24, 2017 and October 15, 2017, our board appointed additional independent directors, Brigadier General (Ret.) Yair Cohen and Joseph Tenne, respectively, effective immediately.

The interests of our major shareholders may not always be aligned with those of our other shareholders. In addition, conflict of interests may exist or occur between our major shareholders. Any material conflicts of interests between our major shareholders and other stakeholders may have a material adverse effect on our future performance, results of operations, cash flows and financial position.

We incur additional increased costs as a result of the listing of our ordinary shares for trading on the Nasdaq, and our management is required to devote substantial time to new compliance initiatives and reporting requirements.

As a public company in the United States, we incur significant accounting, legal and other expenses as a result of the listing of our ordinary shares on the Nasdaq. These include costs associated with corporate governance requirements of the SEC and the Marketplace Rules of the Nasdaq Stock Market, as well as requirements under Section 404 and other provisions of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. These rules and regulations will increase our legal and financial compliance costs, introduced new costs such as investor relations, stock exchange listing fees and shareholder reporting, and made some activities more time consuming and costly. Any future changes in the laws and regulations affecting public companies in the United States and Israel, including Section 404 and other provisions of the Sarbanes-Oxley Act, the rules and regulations adopted by the SEC and the rules of the Nasdaq Stock Market, as well as compliance with the applicable full Israeli reporting requirements which currently apply to us as a company listed on the TASE (for so long as they apply to us, pending shareholder approval by special majority of a change to our TASE reporting requirements to allow us to report to the TASE in the same manner in which we report to the SEC), will result in increased costs to us as we respond to such changes. These laws, rules and regulations could make it more difficult or more costly for us to obtain certain types of insurance, including director and officer liability insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

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As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of applicable SEC and Nasdaq requirements, which may result in less protection than is accorded to investors under rules applicable to domestic issuers.

As a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the rules of the Nasdaq Stock Market for domestic issuers. For instance, we may follow home country practice in Israel with regard to: distribution of annual and quarterly reports to shareholders, director independence requirements, director nomination procedures, approval of compensation of officers, approval of related party transactions, shareholder approval requirements, equity compensation plans and quorum requirements at shareholders’ meetings. In addition, we follow our home country law, instead of the rules of the Nasdaq Stock Market, which require that we obtain shareholder approval for certain dilutive events, such as for the establishment or amendment of certain equity based compensation plans, an issuance that will result in a change of control of the company, certain transactions other than a public offering involving issuances of a 20% or more interest in the company and certain acquisitions of the stock or assets of another company. Following our home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the Nasdaq Stock Market, may provide less protection than is accorded to investors under the rules of the Nasdaq Stock Market applicable to domestic issuers.

In addition, as a foreign private issuer, we are exempt from the rules and regulations under the Exchange Act, related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as domestic companies whose securities are registered under the Exchange Act.

If we are unable to develop and implement adequate required accounting practices and policies, we may be unable to provide the financial information required of a U.S. publicly traded company in a timely and reliable manner.

As a U.S. publicly traded company, the implementation of all required accounting practices and policies and the hiring of additional financial staff will increase our operating costs and could require significant time and resources from our management and employees. If we are unable to develop and maintain effective internal controls and procedures and disclosure procedures and controls, we may be unable to provide financial information and required SEC reports that a U.S. publicly traded company is required to provide in a timely and reliable fashion. Any such delays or deficiencies could penalize us, including by limiting our ability to obtain financing, either in the public capital markets or from private sources and hurt our reputation and could thereby impede our ability to implement our growth strategy. In addition, any such delays or deficiencies could result in our failure to meet the requirements for continued listing of our ordinary shares on the Nasdaq Capital Market.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of our ordinary shares.

Securities research analysts may establish and publish their own periodic projections for our business. These projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of these securities research analysts. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline. While we do expect research analyst coverage, if no analysts choose to cover us, the trading price and volume for our ordinary shares could be adversely affected.

We may issue additional ordinary shares or other equity securities without shareholder approval, which would dilute your ownership interests and may depress the market price of our ordinary shares.

We may issue additional ordinary shares or other equity securities of equal or senior rank in the future in connection with, among other things, our equity incentive plan or future vessel acquisitions or repayment of outstanding indebtedness, without shareholder approval, in a number of circumstances.

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Issuance of additional ordinary shares or other equity securities of equal or senior rank would have the following effects:

●	dilution of our existing shareholders’ proportionate ownership interest;

●	the amount of cash available per share, including for payment of dividends, may decrease;

●	the relative voting strength of each previously outstanding ordinary share may be diminished; and

●	the market price of our ordinary shares may decline.

We currently do not intend to declare or pay cash dividends in the near future. Any return on investment may be limited to the value of our securities.

We currently do not anticipate declaring or paying cash dividends on our ordinary shares in the near future. Our board of directors has discretion to declare and pay dividends on our ordinary shares and will make any determination to do so based on a number of factors, such as our operating results, financial condition, current and anticipated cash needs and other business and economic factors that our board of directors may deem relevant. In accordance with the laws of the Cayman Islands, no dividend or other distribution shall be paid except out of our realized or unrealized profits, out of the share premium account or as otherwise permitted by law. If we do not pay dividends, our ordinary shares may be less valuable because a return on your investment will only occur if the trading price of our securities appreciates. You should not rely on an investment in us if you require dividend income from your investments.

Future resales of our ordinary shares issued to our controlling shareholders may cause the market price of our securities to drop significantly, even if our business is performing well.

Under the Business Combination agreement, Messrs. Hurgin and Aurovsky received, among other things, an aggregate of: (i) 1,621,327 of our ordinary shares; (ii) $18,150,000 in cash; and (iii) an additional number of ordinary shares to be issued upon and subject to Ability achieving certain net income targets. The ordinary shares held by Messrs. Hurgin and Aurovsky are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Messrs. Hurgin and Aurovsky may rely on the exemption from registration provided by Rule 144, if available, in which case, resales must meet the criteria and conform to the requirements of the rule, including compliance with the applicable holding period, volume limitations and availability of current public information. Thus, upon satisfaction of the requirements of Rule 144, Messrs. Hurgin and Aurovsky may sell large amounts of our shares in the open market or in privately negotiated transactions, which could have the effect of increasing volatility in our share price or putting significant downward pressure on the price of our shares.

Cautionary Note Regarding Forward-Looking Statements

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	risks related to our ability to continue as a going concern;

●	risks related to our need for significant additional capital, which we may be unable to obtain;

●	risks associated with our ability to regain and maintain compliance with the Nasdaq listing standards;

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●	risks related to the dependence of our revenues on the successful implementation and customer adoption of Ultimate Interception, or ULIN, the customer adoption of which has been limited;

●	risks related to the dependence of ULIN sales on a reseller agreement with one supplier, which automatically terminates in January 2019;

●	risks relating to potential enforcement action that may be initiated by the SEC following receipt of the Wells Notice and risks relating to adverse outcomes in our outstanding litigation matters;

●	risks relating to government spending and contracts with governments and governmental agencies;

●	risks associated with our reliance on third party suppliers, manufacturers and partners for certain products or components which may be critical to our solutions;

●	risks associated with our ability to retain and recruit key personnel, including our Chief Executive Officer and Chief Technology Officer;

●	risks associated with our ability to keep pace with technological changes and evolving industry standards;

●	risks and challenges associated with large projects and the sophisticated nature of the solutions and products we sells, customization of solutions based on specific customer needs, sales cycles and unpredictable sales terms and timing and uneven sales patterns;

●	risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate;

●	risks associated with the misconduct or other improper activities of our employees or other third parties, including noncompliance with regulatory standards and requirements;

●	risks relating to material weaknesses in our internal controls over financial reporting and risks relating to the ineffectiveness of our disclosure controls and procedures; and

●	risks that our products may infringe or may be alleged to infringe on the intellectual property rights of others, which could lead to costly disputes or disruptions for us and may require us to indemnify our customers and resellers for any damages they suffer.

You should review carefully the risks and uncertainties described under the heading “Risk Factors” in this prospectus for a discussion of these and other risks that relate to our business and investing in our ordinary shares. The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

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PRICE RANGE OF OUR ORDINARY SHARES

On December 24, 2015, our ordinary shares and warrants began trading on the Nasdaq Capital Market under the symbol “ABIL” and “ABILW,” respectively. Our warrants were delisted on April 18, 2016 and since such date have traded on “the OTC Pink” under the symbol “ABIWF.” Since January 12, 2016, our ordinary shares are also traded on the Tel Aviv Stock Exchange under the symbol “ABIL.”

On December 27, 2017, we implemented a 1-for-10 consolidation of our ordinary shares with a market effective date of March 23, 2018. Reported prices in the table below have been adjusted to give retroactive effect to the consolidation.

The following table sets forth, for the periods indicated, the high and low sales prices of our ordinary shares for the periods indicated on the Nasdaq Capital Market.

	US$ Price Per Ordinary Share
	High	Low
Annual:
2017	34.90	3.95
2016	101.60	26.00
2015 (from December 24, 2015)	99.00	90.00

Quarterly:
Third Quarter 2018 (through August 13, 2018)	7.98	2.83
Second Quarter 2018	12.02	2.16
First Quarter 2018	5.60	3.28
Fourth Quarter 2017	8.24	3.95
Third Quarter 2017	12.00	5.90
Second Quarter 2017	19.00	5.70
First Quarter 2017	34.90	19.80
Fourth Quarter 2016	38.40	26.00
Third Quarter 2016	55.60	37.10
Second Quarter 2016	74.60	27.00
First Quarter 2016	101.60	60.20

Most Recent Six Months:
August 2018 (through August 13, 2018)	5.99	2.83
July 2018	7.98	3.05
June 2018	12.02	2.16
May 2018	3.03	2.26
April 2018	3.35	2.60
March 2018	4.10	3.28

On August 13, 2018, the last reported sale price of our ordinary shares on the Nasdaq Capital Market was $5.99.

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The following table sets forth, for the periods indicated since January 12, 2016, the reported high and low sales prices of our ordinary shares on the TASE in NIS and U.S. dollars at the exchange rate published by the Bank of Israel on the date of the reported high or low sales price, as applicable.

	NIS Price Per Ordinary Share		US$ Price Per Ordinary Share
	High	Low	High	Low
Annual:
2017	136.50	12.19	35.70	3.49
2016 (from January 12, 2016)	382.10	102.10	96.90	26.70

Quarterly:
Third Quarter 2018 (through August 13, 2018)	33.55	10.52	9.25	2.84
Second Quarter 2018	50.71	8.17	13.97	2.24
First Quarter 2018	18.10	12.19	5.30	3.49
Fourth Quarter 2017	28.21	14.01	8.00	4.00
Third Quarter 2017	44.87	20.84	12.70	5.80
Second Quarter 2017	73.21	20.47	20.20	5.80
First Quarter 2017	136.50	77.40	35.70	21.40
Fourth Quarter 2016	133.10	102.10	34.70	26.70
Third Quarter 2016	171.00	144.70	45.40	38.30
Second Quarter 2016	166.50	108.30	43.20	28.00
First Quarter 2016 (from January 12, 2016)	382.10	231.90	96.90	60.60

Most Recent Six Months:
August 2018 (through August 13, 2018)	28.80	10.52	7.76	2.84
July 2018	33.55	11.64	9.25	3.18
June 2018	50.71	8.17	13.97	2.24
May 2018	10.71	8.17	2.95	2.29
April 2018	11.85	9.49	3.37	2.64
March 2018	13.86	12.19	4.00	3.49
February 2018	15.50	13.07	4.50	3.70

On August 13, 2018, the last reported sale price of our ordinary shares on the TASE was NIS 28.80 per share, or approximately $7.76 per share (based on the exchange rate reported by the Bank of Israel for such date). On August 13, 2018, the exchange rate of the NIS to the dollar was $1.00 = NIS 3.709, as reported by the Bank of Israel.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of 728,262 of our ordinary shares in this offering will be approximately $2.8 million after deducting the placement agent’s fees and estimated offering expenses payable by us.

We currently intend to use the net proceeds from the sale of our ordinary shares for general corporate purposes and working capital.

The expected use of net proceeds of this offering represents our current intentions based upon our present plan and business conditions. Investors are cautioned, however, that expenditures may vary substantially from these uses. Investors will be relying on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including the amount of cash generated by our operations and other operational factors. We may find it necessary or advisable to use portions of the proceeds from this offering for other purposes.

Until we use the net proceeds of this offering, we intend to hold such funds in cash or invest the funds in short-term, investment grade, interest-bearing securities.

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Capitalization

The following table sets forth our capitalization as of March 31, 2018, on:

●	an actual basis;

●	on as adjusted basis, to give effect to the issuance and sale in this offering of 728,262 ordinary shares at the offering price of $4.60 per ordinary share, after deducting the placement agent’s fees and estimated offering expenses payable by us.

The financial data in the following table should be read in conjunction with our unaudited condensed consolidated financial statements included in the report of foreign private issuer on Form 6-K furnished to the SEC on July 11, 2018, for the period ended March 31, 2018, which has been incorporated by reference in this prospectus supplement and accompanying prospectus.

	As of March 31, 2018
	Actual	As adjusted
	(U.S. dollars in thousands)
Cash and cash equivalents	$710	$4,060
Total liabilities (1)	19,646	20,184
Shareholders’ equity:
Ordinary shares, par value $0.001 per share: 20,000,000 shares authorized; 2,576,415 shares outstanding, actual; and 3,304,677 shares outstanding, as adjusted	3	3
Additional paid-in-capital	18,560	21,372
Accumulated deficit	(20,993)	(20,993)
Total Shareholders’ Equity (Capital Deficiency)	(2,430)	382
Total capitalization and indebtedness	$17,216	$20,566

(1)	The actual and as adjusted results includes approximately $19.4 million and $19.9 million of liabilities which are classified as current liabilities, respectively.

The above discussion and table are based on 2,576,415 ordinary shares outstanding as of March 31, 2018, and excludes as of that date: (i) 855,744 ordinary shares issuable upon exercise of warrants at an exercise price of $115.00 per share, (ii) 206,113 ordinary shares reserved for issuance under our 2015 Long-Term Equity Incentive Plan, and (iii) 54,620 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares, at an exercise price of $5.75 per share, to be issued to the placement agent in connection with the offering.

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DILUTION

If you invest in our securities in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per ordinary share and the as adjusted net tangible book value per ordinary share after this offering.

Our net tangible book value as of March 31, 2018, was approximately negative ($2.4) million, or approximately negative ($0.93) per ordinary share. Net tangible book value per ordinary share represents the amount of our total tangible assets less total liabilities divided by the total number of our ordinary shares outstanding as of March 31, 2018.

After giving effect to the issuance and sale in this offering of 728,262 ordinary shares at the offering price of $4.60 per ordinary share, after deducting the placement agent’s fees and estimated offering expenses payable by us, our as adjusted net tangible book value on March 31, 2018, would have been approximately $0.4 million, or $0.12 per ordinary share. This represents an immediate increase in the net tangible book value of $1.05 per ordinary share to our existing shareholders and an immediate and substantial dilution in net tangible book value of $4.48 per ordinary share to new investors.

The following table illustrates the immediate dilution to new investors:

Offering price per ordinary share	$4.60

Net tangible book value per share of as March 31, 2018	$(0.93)

Increase in net tangible book value per share attributable to this offering	$1.05

As adjusted tangible book value per share as of March 31, 2018, after giving effect to this offering	$0.12

Dilution per share to new investors purchasing our ordinary shares in this offering	$4.48

The above discussion and table are based on 2,576,415 ordinary shares outstanding as of March 31, 2018, and excludes as of that date: (i) 855,744 ordinary shares issuable upon exercise of warrants at an exercise price of $115.00 per share, (ii) 206,113 ordinary shares reserved for issuance under our 2015 Long-Term Equity Incentive Plan, and (iii) 54,620 ordinary shares issuable upon the exercise of warrants to purchase ordinary shares, at an exercise price of $5.75 per share, to be issued to the placement agent in connection with the offering.

To the extent outstanding warrants are exercised, you will incur further dilution.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws.

Prospective investors should consult their advisors on the possible tax consequences of investing in our securities under the laws of their country of citizenship, residence or domicile.

Cayman Islands Tax Considerations

The following is a discussion on certain Cayman Islands income tax consequences of an investment in the securities of the Company. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Under Existing Cayman Islands Laws:

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax. The Cayman Islands currently have no income, corporation or capital gains tax and no estate duty, inheritance tax or gift tax.

No stamp duty is payable in respect of the issue of the warrants. An instrument of transfer in respect of a warrant is stampable if executed in or brought into the Cayman Islands.

No stamp duty is payable in respect of the issue of our ordinary shares or on an instrument of transfer in respect of such shares.

The Company has been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, has obtained an undertaking from the Financial Secretary of the Cayman Islands in the following form:

The Tax Concessions Law
(2018 Revision)
Undertaking as to Tax Concessions

In accordance with the provision of Section 6 of The Tax Concessions Law (2018 Revision), the Financial Secretary undertakes with Ability Inc. (the “Company”):

1. That no law which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

2. In addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

2.1 On or in respect of the shares, debentures or other obligations of the Company; or

2.2 by way of the withholding in whole or part, of any relevant payment as defined in Section 6(3) of the Tax Concessions Law (2018 Revision).

These concessions shall be for a period of twenty years from the date hereof.

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United States Federal Income Taxation

The following is a description of the material U.S. federal income tax consequences to a U.S. Holder (as defined below) of the acquisition, ownership and disposition of our ordinary shares. This description addresses only the U.S. federal income tax consequences to holders of our ordinary shares in the United States that will hold our ordinary shares as capital assets (generally, property held for investment) for U.S. federal income tax purposes. This description does not address many of the tax considerations applicable to holders that may be subject to special tax rules, including, without limitation:

●	banks, certain financial institutions or insurance companies;

●	real estate investment trusts, regulated investment companies or grantor trusts;

●	dealers or traders in securities, commodities or currencies;

●	tax-exempt entities;

●	certain former citizens or long-term residents of the United States;

●	persons that received our shares as compensation for the performance of services;

●	persons that will hold our shares as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;

●	partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or holders that will hold our shares through such an entity;

●	S-corporations;

●	persons whose “functional currency” is not the U.S. Dollar;

●	persons that own directly, indirectly or through attribution 10% or more of the voting power or value of our shares; or

●	persons holding our ordinary shares in connection with a trade or business conducted outside the United States.

Moreover, this description does not address the U.S. federal estate, gift or alternative minimum tax consequences, or any state, local or foreign tax consequences, of the acquisition, ownership and disposition of our ordinary shares.

This description is based on the Code, existing, proposed and temporary U.S. Treasury Regulations and judicial and administrative interpretations thereof, in each case as available on the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax consequences described below. There can be no assurance that the U.S. Internal Revenue Service, or IRS, will not take a different position concerning the tax consequences of the acquisition, ownership and disposition of our ordinary shares or that the IRS’s position would not be sustained.

For purposes of this description, a “U.S. Holder” is a beneficial owner of our ordinary shares that, for U.S. federal income tax purposes, is:

●	a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any jurisdiction thereof; or

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all of the substantial decisions of such trust; or (2) such trust has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

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If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds our ordinary shares, the tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partnership. Such a partner or partnership should consult its tax advisor as to its tax consequences.

Holders should consult their tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of acquiring, owning and disposing of our ordinary shares.

Distributions

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” the gross amount of any distribution made to a U.S. Holder with respect to our ordinary shares before reduction for any Israeli taxes withheld therefrom generally will be includible in the U.S. Holder’s income as dividend income to the extent the distribution is paid out of our current or accumulated earnings and profits as determined under U.S. federal income tax principles. Subject to the discussion below under “Passive Foreign Investment Company Considerations,” non-corporate U.S. Holders may qualify for the lower rates of taxation with respect to dividends on ordinary shares applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) provided that certain conditions are met, including certain holding period requirements and the absence of certain risk reduction transactions. However, dividends on our ordinary shares will not be eligible for the dividends received deduction generally allowed to corporate U.S. Holders. Subject to the discussion below under “Passive Foreign Investment Company Considerations,” to the extent that the amount of any distribution by us exceeds our current and accumulated earnings and profits as determined under U.S. federal income tax principles, it will be treated first as a tax-free return of tax basis in our ordinary shares and thereafter as capital gain. We do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles and, therefore, U.S. Holders should expect that the entire amount of any distribution generally will be reported as dividend income.

Dividends paid to U.S. Holders with respect to our ordinary shares will generally be treated as foreign source income, which may be relevant in calculating a U.S. Holder’s foreign tax credit limitation. Subject to certain conditions and limitations, Israeli tax withheld on dividends may be deducted from taxable income or credited against U.S. federal income tax liability. An election to deduct foreign taxes instead of claiming foreign tax credits for a taxable year applies to all foreign taxes paid or accrued in such taxable year. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends that we distribute generally should constitute “passive category income,” or, in the case of certain U.S. Holders, “general category income.” A foreign tax credit for foreign taxes imposed on distributions may be denied if certain minimum holding period requirements are not satisfied. The rules relating to the determination of the foreign tax credit are complex, and U.S. Holders should consult their tax advisors to determine whether and to what extent they will be entitled to this credit.

The amount of a distribution will equal the U.S. dollar value of any foreign currency received, calculated by reference  to the exchange rate in effect on the date that distribution is received, whether or not a U.S. Holder in fact converts any such foreign currency received into U.S. dollars at that time. If the foreign currency is converted into U.S. dollars on the date of receipt, a U.S. Holder generally will not be required to recognize foreign currency gain or loss with respect to the distribution. A U.S. Holder may have foreign currency gain or loss if the foreign currency is converted into U.S. dollars after the date of receipt, depending on the exchange rate at the time of conversion. Any gains or losses resulting from the conversion of foreign currency into U.S. dollars generally will be treated as ordinary income or loss, as the case may be, and generally will be treated as U.S. source.

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Sale, Exchange or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Considerations,” U.S. Holders generally will recognize gain or loss on the sale, exchange or other disposition of our ordinary shares equal to the difference between the amount realized on the sale, exchange or other disposition and the holder’s tax basis in our ordinary shares, and any gain or loss will be capital gain or loss. The tax basis in an ordinary share generally will be equal to the cost of the ordinary share. For non-corporate U.S. Holders, capital gain from the sale, exchange or other disposition of ordinary shares is generally eligible for a preferential rate of taxation in the case of long-term capital gain. The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Any gain or loss that a U.S. Holder recognizes generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes.

Passive Foreign Investment Company Considerations

If we were to be classified as a “passive foreign investment company”, or PFIC, in any taxable year, a U.S. Holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. Holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A non-U.S. corporation will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules, either

●	at least 75% of its gross income is “passive income”, or

●	at least 50% of the average quarterly value of its gross assets is attributable to assets that produce passive income or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income and amounts derived by reason of the temporary investment of funds raised in offerings of our ordinary shares. If a non-U.S. corporation owns at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as directly receiving its proportionate share of the other corporation’s income.

A foreign corporation’s PFIC status is an annual determination that is based on tests that are factual in nature, and our status for any year will depend on our income, assets, and activities for such year. Based upon our review of our financial data, we believe that we were not a PFIC for our 2017 taxable year. Because the PFIC determination is highly fact intensive, there can be no assurance that we will not be a PFIC in 2018 or for any other taxable year.

Default PFIC Rules. If we are a PFIC for any tax year, a U.S. Holder who does not make a timely “qualified electing fund” election, or “QEF election” or a mark-to-market election (as described below), referred to in this summary as a “Non-Electing U.S. Holder,” will be subject to special rules with respect to (i) any “excess distribution” (generally, the portion of any distributions received by the Non-Electing U.S. Holder on the ordinary shares in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing U.S. Holder in the three preceding taxable years, or, if shorter, the Non-Electing U.S. Holder’s holding period for the ordinary shares), and (ii) any gain realized on the sale or other disposition of such ordinary shares. Under these rules:

●	the excess distribution or gain would be allocated ratably over the Non-Electing U.S. Holder’s holding period for such ordinary shares;

●	the amount allocated to the current taxable year and any year prior to us becoming a PFIC would be taxed as ordinary income; and

●	the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

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To the extent a distribution on our ordinary shares does not constitute an excess distribution to a Non-Electing U.S. Holder, such Non-Electing U.S. Holder generally will be required to include the amount of such distribution in gross income as a dividend to the extent of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) that are not allocated to excess distributions. The tax consequences of such distributions are discussed above under “Distributions.”

If we are treated as a PFIC for any taxable year during the holding period of a Non-Electing U.S. Holder, we will continue to be treated as a PFIC for all succeeding years during which the Non-Electing U.S. Holder is treated as a direct or indirect Non-Electing U.S. Holder even if we are not a PFIC for such years. A U.S. Holder is encouraged to consult its tax advisor with respect to any available elections that may be applicable in such a situation, including the “deemed sale” election of Code Section 1298(b)(1) (which will be taxed under the adverse tax rules described above).

We may invest in the equity of foreign corporations that are PFICs or may own subsidiaries that own PFICs. If we are classified as a PFIC, under attribution rules, U.S. Holders will be subject to the PFIC rules with respect to their indirect ownership interests in such PFICs, such that a disposition of the ordinary shares of the PFIC or receipt by us of a distribution from the PFIC generally will be treated as a deemed disposition of such ordinary shares or the deemed receipt of such distribution by the U.S. Holder, subject to taxation under the PFIC rules. There can be no assurance that a U.S. Holder will be able to make a QEF election or a mark-to-market election with respect to PFICs in which we invest. Each U.S. Holder is encouraged to consult its own tax advisor with respect to tax consequences of an investment by us in a corporation that is a PFIC.

QEF Election. Certain of the adverse consequences of PFIC status can be mitigated if a U.S. Holder makes a QEF election with respect to our ordinary shares. Generally, a shareholder making the QEF election is required for each taxable year to include in income a pro rata share of the ordinary earnings and net capital gain of the QEF, subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge. Any gain on sale or other disposition of a U.S. Holder’s ordinary shares would be treated as capital gain, and the interest penalty discussed above will not be imposed. If an investor provides reasonable notice to us that it has determined to make a QEF election, we shall endeavor to timely provide annual financial information to such investor as may be reasonably required for purposes of filing United States federal income tax returns in connection with such QEF election.

Mark-to-Market Election. Alternatively, if our ordinary shares are treated as “marketable stock,” a U.S. Holder may make a “mark-to-market” election with respect to our ordinary shares, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. If a mark-to-market election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of our ordinary shares at the end of the taxable year over such holder’s adjusted tax basis in such ordinary shares. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder’s adjusted tax basis in our ordinary shares over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to- market election. A U.S. Holder’s tax basis in our ordinary shares would be adjusted to reflect any such income or loss amount. Gain realized on the sale, exchange or other disposition of our ordinary shares would be treated as ordinary income, and any loss realized on the sale, exchange or other disposition of our ordinary shares would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included in income by the U.S. Holder, and any loss in excess of such amount will be treated as capital loss. Amounts treated as ordinary income will not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains.

Generally, stock will be considered marketable stock if it is “regularly traded” on a “qualified exchange” within the meaning of applicable Treasury Regulations. A class of stock is regularly traded on an exchange during any calendar year during which such class of stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. To be marketable stock, our ordinary shares must be regularly traded on a qualifying exchange (i) in the United States that is registered with the SEC or a national market system established pursuant to the Exchange Act or (ii) outside the United States that is properly regulated and meets certain trading, listing, financial disclosure and other requirements. Our ordinary shares are expected to constitute “marketable stock” as long as they remain listed on the Nasdaq Capital Market and are regularly traded.

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A mark-to-market election will not apply to our ordinary shares held by a U.S. Holder for any taxable year during which we are not a PFIC, but will remain in effect with respect to any subsequent taxable year in which we become a PFIC. Such election will not apply to any PFIC subsidiary that we own. Each U.S. Holder is encouraged to consult its own tax advisor with respect to the availability and tax consequences of a mark-to-market election with respect to our ordinary shares.

In addition, U.S. Holders should consult their tax advisors regarding the IRS information reporting and filing obligations that may arise as a result of the ownership of ordinary shares in a PFIC, including IRS Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund.

The U.S. federal income tax rules relating to PFICs, QEF elections, and mark-to market elections are complex. U.S. Holders are urged to consult their own tax advisors with respect to the purchase, ownership and disposition of our ordinary shares, any elections available with respect to such ordinary shares and the IRS information reporting obligations with respect to the purchase, ownership and disposition of our ordinary shares.

Backup Withholding and Information Reporting Requirements

U.S. backup withholding and information reporting requirements may apply to payments to holders of our ordinary shares. Information reporting generally will apply to payments of dividends on, and proceeds from the sale of, our ordinary shares made within the United States, or by a U.S. payor or U.S. middleman, to a holder of our ordinary shares, other than an exempt recipient (including a corporation). A payor may be required to backup withhold from payments of dividends on, or the proceeds from the sale or redemption of, ordinary shares within the United States, or by a U.S. payor or U.S. middleman, to a holder, other than an exempt recipient, if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with, or establish an exemption from, the backup withholding tax requirements. Any amounts withheld under the backup withholding rules generally should be allowed as a credit against the beneficial owner’s U.S. federal income tax liability, if any, and any excess amounts withheld under the backup withholding rules may be refunded, provided that the required information is timely furnished to the IRS.

Additional Medicare Tax

Certain U.S. Holders who are individuals, estates or trusts may be required to pay an additional 3.8% Medicare tax on, among other things, dividends and capital gains from the sale or other disposition of shares of common stock. For individuals, the additional Medicare tax applies to the lesser of (i) “net investment income” or (ii) the excess of “modified adjusted gross income” over $200,000 ($250,000 if married and filing jointly or $125,000 if married and filing separately). “Net investment income” generally equals the taxpayer’s gross investment income reduced by the deductions that are allocable to such income. U.S. Holders should consult with their own tax advisors regarding the application of the 3.8% Medicare tax to them as a result of their investment in our ordinary shares.

Certain Reporting Requirements

Certain U.S. Holders are required to file IRS Form 926, Return by U.S. Transferor of Property to a Foreign Corporation, and certain U.S. Holders may be required to file IRS Form 5471, Information Return of U.S. Persons With Respect to Certain Foreign Corporations, reporting transfers of cash or other property to us and information relating to the U.S. Holder and us. See also the discussion regarding Form 8621, Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund, above.

In addition, certain U.S. Holders must report information on IRS Form 8938, Statement of Specified Foreign Financial Assets, with respect to their investments in certain “foreign financial assets,” which would include an investment in our ordinary shares, if the aggregate value of all of those assets exceeds $50,000 on the last day of the taxable year (and in some circumstances, a higher threshold). This reporting requirement applies to individuals and certain U.S. entities.

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U.S. Holders who fail to report required information could become subject to substantial penalties. U.S. Holders should consult their tax advisors regarding the possible implications of these reporting requirements arising from their investment in our ordinary shares.

The above description is not intended to constitute a complete analysis of all tax consequences relating to acquisition, ownership and disposition of our ordinary shares. Holders should consult their tax advisors concerning the tax consequences of their particular situations.

Israeli Taxation

The following is a brief summary of the material Israeli tax laws applicable to us and certain Israeli Government programs that benefit us. This section also contains a brief discussion of material Israeli tax consequences concerning the ownership and disposition of our securities by non-Israeli resident shareholders. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.

Company Taxation -

Ability Inc. is managed and controlled from Israel and is considered by the Israel Tax Authority as a company resident in Israel and subject to Israeli corporate tax, capital gains tax and any other relevant taxes.

The standard corporate tax rate for Israeli companies was 26.5% for 2015 and was reduced to 25% for 2016, 24% for 2017 and 23% for 2018 and thereafter.

Prior to 2015, Ability was granted an “Approved Enterprise” status under the Israeli Encouragement of Capital Investments Law, 5719-1959, or the Investment Law, for the ten years ended December 31, 2014. Ability received a deferral of corporate income tax on non-distributed income generated by the Approved Enterprise, or Approved Income. Distributed Approved Income is subject to 25% corporate income tax at the Ability level.

Beginning January 1, 2015, Ability elected to participate in the “Preferred Enterprise” program under the amendment to the Investment Law. Due to Ability’s “Preferred Enterprise” status, Ability expects to benefit from a reduced tax rate of 14.6% in 2015 and 2016 (based on a blended tax rate) and a reduced tax rate, not yet determined (but up to 16%), in 2017 and thereafter with respect to taxable income generated by the Preferred Enterprise, or Preferred Income, regardless of whether such Preferred Income is distributed, and all other taxable income will be subject to the standard corporate tax rate. If Ability does not meet the requirements for a Preferred Enterprise, it will be subject to tax at the ordinary corporate income tax rate, which is 24% in 2017 and 23% for 2018 and thereafter and may be required to pay incremental taxes over the reduced tax rates under the Preferred Enterprise as discussed above, plus indexation, and interest thereon, and possibly penalties thereon.

Taxation of non-Israeli shareholders on receipt of dividends

Shareholders are expected to be subject to a 15% withholding tax with respect to dividends from Approved Income and 20% with respect to dividends from Preferred Income, both subject to any applicable tax treaty between Israel and the country of residence of the shareholder. Dividends distributed out of income which is not Approved Income or Preferred Income are expected to be subject to withholding tax of 25% or 30%, subject to any applicable tax treaty between Israel and the country of residence of the shareholder.

Taxation of non-Israeli shareholders on disposition of securities

Subject to certain conditions set forth in the Israeli Income Tax Ordinance 5721-1961 (and any applicable tax treaty between Israel and the country of residence of the shareholder), the disposition of our securities by non-Israeli resident shareholders may be exempt from tax in Israel.

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PLAN OF DISTRIBUTION

H.C. Wainwright & Co., LLC, referred to as the placement agent, has entered into an engagement agreement with us in which they have agreed to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our ordinary shares to be issued in this offering. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of our ordinary shares, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent has no obligation to buy any of the ordinary shares from us, but will use its reasonable best efforts to arrange for the sale of the ordinary shares offered by this prospectus supplement. We may not sell the entire amount of our ordinary shares offered pursuant to this prospectus supplement.

We have entered into securities purchase agreements directly with several investors (and we will only sell to investors who have entered into securities purchase agreements). We will deliver the ordinary shares issued to the purchasers electronically upon receipt of purchaser funds for the purchase of the ordinary shares offered pursuant to this prospectus supplement. We expect to deliver the ordinary shares being offered pursuant to this prospectus supplement on or about August 16, 2018.

The placement agent will be entitled to a cash fee of 7.5% of the aggregate gross proceeds of this offering paid to us at closing. The following table shows the per share and total placement agent fees we will pay to the placement agent in connection with the sale of the securities, assuming the purchase of all of the shares we are offering:

Per ordinary share	$0.345
Total	$251,250

We also have agreed to pay the placement agent, out of the proceeds of the closing, a management fee of 1% of the gross proceeds raised, and to pay up to $75,000 for legal and other out-of-pocket expenses. We estimate the total expenses of this offering which will be payable by us, excluding the placement agent fees and expenses, will be approximately $168,000.

In addition, we agreed to grant compensation warrants to the placement agent to purchase a number of our ordinary shares equal to 7.5% of the number of shares sold by us in the offering (or warrants to purchase up to 54,620 of our ordinary shares). The placement agent warrants will have an exercise price of $5.75 per share, which represents 125% of the offering price per ordinary share. Pursuant to FINRA Rule 5110(g)(1), neither the placement agent warrants nor any ordinary shares issued upon exercise of the placement agent warrants may be sold, transferred, assigned, pledged, or hypothecated, or be subject to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security (i) by operation of law or by reason of reorganization, (ii) to any FINRA member firm participating in the offering and the officers and partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period, (iii) if the aggregate amount of our securities held by the holder of the placement agent warrants or related person does not exceed 1% of the securities being offered, (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund, or (v) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

We have also granted the placement agents certain rights of first refusal for a period of 18-months following the closing of the offering and we have also agreed to pay the placement agent a tail fee during the 18-month period following expiration or termination of our engagement letter.

Pursuant to certain “lock-up” agreements, our executive officers and directors have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or engage in any short selling of, or make any demand or request or exercise any right with respect to the registration of, or file with the Securities and Exchange Commission a registration statement under the Securities Act relating to, any ordinary shares or securities convertible into or exchangeable or exercisable for any ordinary shares without the prior written consent of the placement agent for a period of 90 days after the date of the pricing of the offering.

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We negotiated the price for the ordinary shares offered in this offering with the purchasers. The factors considered in determining the price included the recent market price of our ordinary shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees or commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act.

These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

We have agreed to indemnify the placement agent and certain other persons against certain liabilities, including civil liabilities under the Securities Act and the Exchange Act and to contribute to payments that the placement agent may be required to make in respect of those liabilities.

Our ordinary shares are listed on the Nasdaq Capital Market and the TASE under the symbol “ABIL.” Our warrants trade on the OTC Pink under the symbol “ABIWF”.

The placement agent may distribute this prospectus supplement and the accompanying prospectus electronically.

The placement agent may, from time to time, engage in transactions with or perform services for us in the ordinary course of its business and may continue to receive compensation from us for such services.

The form of securities purchase agreement with the purchasers and the engagement letter with the placement agent will be included as exhibits to a Report on Form 6-K to be filed by us with the SEC.

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EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016, and for each of the years then ended, incorporated by reference in this prospectus and in the Registration Statement have been so incorporated in reliance on the reports (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of Ziv Haft, a member firm of BDO, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the ordinary shares offered hereby will be passed upon for us by Maples and Calder, Cayman Islands. Certain matters of United States federal securities law relating to this offering will be passed upon for us by McDermott, Will & Emery LLP, New York, New York. Certain matters related to Israeli law will be passed on us by Barnea Jaffa Lande & Co., Israel. Lowenstein Sandler LLP, New York, New York, is acting as counsel for the placement agent in connection with this offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 and relevant exhibits and schedules, under the Securities Act covering the ordinary shares to be sold in this offering. This prospectus supplement, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus supplement. Since this prospectus supplement does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. You may review and copy the registration statement, reports and other information we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. For further information on the SEC’s Public Reference Room, please call the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site at http://www.sec.gov.

INCORPORATION BY REFERENCE

We are allowed to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement. We incorporate by reference in this prospectus the documents listed below, and any future Annual Reports on Form 20-F or Reports on Form 6-K (to that extent that such Form 6-K indicates that it is intended to be incorporated by reference herein) filed with the SEC pursuant to the Exchange Act prior to the termination of the offering.  The documents we incorporate by reference are:

●	our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the SEC on April 30, 2018; and

●	our Reports on Form 6-K filed with the SEC on July 6, 2018, July 11, 2018, July 13, 2018, August 7, 2018 and August 14, 2018.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus supplement, you should rely on the statements made in the most recent document. All information appearing in this prospectus supplement is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing us at Ability Inc., Yad Harutzim 14, Tel Aviv, Israel, 6770007. Our telephone number is +972-72-260-2200.

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You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized any other person to provide you with different information.  If anyone provides you with different or inconsistent information, you should not rely on it.  We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement is accurate only as of the date on the front cover of this prospectus supplement, or such earlier date, that is indicated in this prospectus supplement. Our business, financial condition, results of operations and prospects may have changed since that date.

EXPENSES

The following table sets forth costs and expenses, other than any estimated placement agent fees and expenses, we expect to incur in connection with the offering.

Legal fees and expenses	$120,000	*
Accounting fees and expenses	30,000	*
Printing expenses	5,000	*
Miscellaneous	13,000	*

Total	$168,000	*

* denotes estimate

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PROSPECTUS

Ability Inc.

$50,000,000

Ordinary Shares

We may offer, issue and sell from time to time up to US $50,000,000 of our ordinary shares, in one or more offerings.  This prospectus provides a general description of offerings that we may undertake.

We refer to our ordinary shares as “securities” in this prospectus.

Each time we sell securities pursuant to this prospectus, we will provide in a supplement to this prospectus the price and any other material terms of any such offering. Any prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference or deemed incorporated by reference into this prospectus, carefully before you invest in any securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

We may, from time to time, offer to sell the securities, through public or private transactions, directly or through underwriters, agents or dealers, on or off the Nasdaq Capital Market, at prevailing market prices or at privately negotiated prices. If any underwriters, agents or dealers are involved in the sale of any of these securities, the applicable prospectus supplement will set forth the names of the underwriter, agent or dealer and any applicable fees, commissions or discounts.

Our ordinary shares are traded on the Nasdaq Capital Market under the symbol “ABIL.” The closing price of our ordinary shares, as reported on the Nasdaq Capital Market on August 7, 2018, was $2.94.

The aggregate market value of our outstanding voting and non-voting common equity held by non-affiliates on June 26, 2018, as calculated in accordance with General Instruction I.B.5. of Form F-3, was approximately $11 million. We have not issued any securities pursuant to Instruction I.B.5. of Form F-3 during the 12 calendar month period that ends on and includes the date hereof.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act and, as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings.

Investing in these securities involves a high degree of risk. Please carefully consider the risks discussed in this prospectus under “Risk Factors” beginning on page 3 and the “Risk Factors” in “Item 3: Key Information- D. Risk Factors” of our most recent Annual Report on Form 20-F incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider carefully before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense under the laws of the United States.

The date of this prospectus is August 8, 2018

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ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form F-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell our securities described in this prospectus in one or more offerings up to a total dollar amount of $50,000,000.  This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our securities. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

Each time we offer our securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities we offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus does not contain all of the information provided in the registration statement that we filed with the Commission. For further information about us or our ordinary shares, you should refer to that registration statement, which you can obtain from the Commission as described below under “Where You Can Find More Information” and “Incorporation by Reference.”

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. “Incorporated by reference” means that we can disclose important information to you by referring you to another document filed separately with the SEC. We have not authorized anyone to provide you with different information. We are offering to sell, and seeking offers to buy, our ordinary shares only in jurisdictions where offers and sales are permitted. We are not making, nor will we make, an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any supplement to this prospectus is current only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

We prepare our financial statements in United States dollars and in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Certain figures included in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly-available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus or the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” in this prospectus, and under similar headings in the other documents that are incorporated herein by reference. Accordingly, investors should not place undue reliance on this information.

All trademarks, service marks or other tradenames appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “we,” “us,” “our” or similar references mean Ability Inc. and our wholly-owned subsidiaries, Ability Computer & Software Industries Ltd., or Ability and Ability Security Systems Ltd., or ASM.

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OUR BUSINESS

This summary highlights selected information contained elsewhere in this prospectus that we consider important. This summary does not contain all of the information you should consider before investing in our securities. You should read this summary together with the entire prospectus, including the risks related to our business, our industry, investing in our ordinary shares and our location in Israel, that we describe under “Risk Factors” and our consolidated financial statements and the related notes included at the end of this prospectus before making an investment in our securities.

We are a holding company operating through our wholly-owned subsidiaries, Ability and ASM, which provide advanced interception, geolocation and cyber intelligence products and solutions that serve the needs and increasing challenges of security and intelligence agencies, military forces, law enforcement agencies and homeland security agencies worldwide. We believe that our advanced comprehensive capabilities in both the areas of interception of communications and geolocation set us apart from our competitors.

Founded in 1994, Ability has 17 years of proven experience in the fields of interception and geolocation. We specialize in off-air interception of voice, SMS and data communication from both cellular (GSM/CDMA/UMTS/LTE) and satellite communication networks and deciphering solutions for both cellular and satellite communications.

Our portfolio of cellular communications solutions includes, in addition to interception of voice, SMS, and data, an advanced geolocation system and cyber solutions. The geolocation solutions we offer geographically target mobile phones and are sold independently or as an additional feature within other systems. The cyber solutions provide the user with the ability to extract and view information from mobile phones. We also offer a system that can detect the existence of active interception systems (such as active cellular interception systems, fake SMS advertising systems and IMSI/IMEI catchers), can prevent interception by such systems and “intercept the interceptor,” allowing the user to listen to and manipulate the intercepted information.

Our portfolio of satellite solutions includes advanced interception systems for Iridium, Thuraya, IsatPhone and VSAT communications.

Both our cellular and satellite interception solutions can be used either as portable stand-alone tactical systems or can be integrated into larger scale fixed strategic systems.

We believe that the products and solutions we offer enable security agencies, law enforcement agencies and armed forces to gain a tactical and situational advantage over highly mobile and covert adversaries and we believe that we are among the few companies with an offering and suite of solutions that targets all segments of the lawful interception market.

We sell to our customers a variety of products and also offer customized solutions designed to meet their specific needs. Our solutions include both tactical and strategic systems. We work closely with our customers to design solutions for their specific configuration needs, including facilitating integration with larger scale systems. Most of these systems are scalable in functionality, capacity, coverage area and communications protocol types in order to meet the budgets and needs of our customers. The systems are available either as tactical, transportable solutions or as strategic, fixed installations and can be installed in many fixed or transportable configurations, including in vehicles, ships, aerial platforms and on personnel.

Recent Developments

Amendment to Reseller Agreement

As previously disclosed, we entered into a Reseller Agreement, effective as of October 20, 2015, with a third party supplier who develops and licenses to us on an exclusive basis Ultimate Interception (ULIN), our principal cellular interception system that we offer, or the Reseller Agreement. On August 7, 2018, we entered into an amendment to the Reseller Agreement which, effective as of October 20, 2018, extends the term of the Reseller Agreement until January 31, 2019. In addition, under the amendment, our minimum monthly commitment has been reduced from $125,000 to 30,000 Euros, effective as of October 20, 2018. As part of the amendment, the parties agreed to negotiate in good faith the acquisition of certain rights under the Reseller Agreement, with the intent that the terms of such acquisition shall be agreed upon on or prior to January 31, 2019.

Wells Notice

On July 3, 2018, the SEC issued a “Wells” notice to us and two of our officers, directors and controlling shareholders, Anatoly Hurgin and Alexander Aurovsky, in connection with the previously disclosed ongoing investigation of the SEC into the transaction with Cambridge Capital Acquisition Corporation, the restatement that occurred in May 2016, and financial and business information. The Wells notice indicated that the Staff of the SEC’s Division of Enforcement has made a preliminary determination to recommend that the SEC authorize the institution of an enforcement action against us and Messrs. Hurgin and Aurovsky that would allege, among others, violations of Section 17(a) of the Securities Act of 1933, Sections 10(b) and 14(a) of the Securities Exchange Act of 1934. A Wells notice is neither a formal allegation of wrongdoing nor a finding that any violations of law have occurred. Rather, it provides the Company and Messrs. Hurgin and Aurovsky with an opportunity to respond to issues raised by the SEC and offer their perspective prior to any SEC decision to institute proceedings. We and Messrs Hurgin and Aurovsky each intend to make a Wells submission in response to the Wells notice. If enforcement action is initiated, this could result in us and Messrs. Hurgin and Aurovsky being subject to an injunction and cease and desist order from further violations of the securities laws as well as monetary penalties of disgorgement, pre-judgment interest, a civil penalty, and in the case of Messrs. Hurgin and Aurovsky only, a bar from serving as an officer or director.

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Nasdaq Delisting Determination

On January 12, 2018, we received a notification from the Listing Qualifications Department of The Nasdaq Stock Market, or the Staff, that we are not in compliance with Nasdaq Listing Rule 5550(b)(1) due to our failure to maintain a minimum of $2,500,000 in shareholders’ equity, or the Minimum Shareholders’ Equity Requirement, or any alternatives to such requirement. In order to maintain our listing on the Nasdaq Capital Market, we submitted a plan of compliance addressing how we intended to regain compliance, which was accepted by the Staff on March 7, 2018. We had until July 11, 2018, to evidence compliance with the Minimum Shareholders’ Equity Requirement.

On July 12, 2018, we received a letter from the Staff indicating that we did not meet the Staff’s July 11, 2018 deadline to regain compliance with Nasdaq Listing Rule 5550(b)(1) due to our failure to maintain a minimum of $2,500,000 in shareholders’ equity or any alternatives to such requirement. As a result, we would have been subject to delisting on July 23, 2018 unless we requested a hearing before a Nasdaq Listing Qualifications Panel, or the Panel. On July 19, 2018, we requested a hearing before the Panel, and a hearing has been scheduled for August 30, 2018. During the hearing, we will present our plan of compliance and request a further extension of time. The Panel has the discretion to grant us up to an additional 180 calendar days from July 12, 2018 to regain compliance. Our request for a hearing in front of the Panel has automatically stayed any delisting or suspension action pending the issuance of a final decision by the Panel; however, the Nasdaq has broad discretionary public interest authority that it can exercise to apply additional or more stringent criteria for the continued listing of our ordinary shares, or suspend or delist securities. There can be no assurance that the Panel will ultimately grant an extension of the compliance period.

Corporate Information

We were incorporated under the laws of the Cayman Islands under the name “Cambridge Holdco Corp.” as an exempted company on September 1, 2015, or Holdco. We were formed as a wholly-owned subsidiary of Cambridge Capital Acquisition Corporation, or Cambridge, a company formed in order to effect a merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities. Cambridge was incorporated under the laws of Delaware on October 1, 2013. On December 23, 2013, Cambridge closed its initial public offering and a simultaneous private placement.

On December 23, 2015, Cambridge merged with and into Holdco with Holdco surviving the merger and becoming the public entity, or the Redomestication Merger, and Holdco consummated a business combination whereby it acquired Ability, by way of a share exchange, or the Share Exchange and together with the Redomestication Merger, the Business Combination, following which Ability became a wholly-owned subsidiary of Holdco, pursuant to Agreement and Plan of Reorganization, dated as of September 6, 2015, or the Merger Agreement. Effective as of the closing of the Business Combination, Holdco changed its name to “Ability Inc.”

At the closing of the Business Combination, we purchased 16% of ASM, from its former sole shareholder, Eyal Tzur. On January 24, 2016, Eyal Tzur exercised his put option and we purchased the remaining shares of ASM, following which ASM became our wholly-owned subsidiary.

Our principal executive offices are located at Yad Harutzim 14, Tel Aviv, Israel, 6770007, our telephone number is +972-3-6879777, and our website is www.interceptors.com (the information contained therein or linked thereto shall not be considered incorporated by reference into this prospectus). Our registered agent in the United States is Puglisi & Associates. The address of Puglisi & Associates is 850 Library Avenue, Newark, Delaware 1971.

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RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and under Item 3.D. – “Risk Factors” in our most recent Annual Report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of our business, financial condition, results of operations, liquidity, plans and objectives. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential,” or the negative of these terms or other similar expressions. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	risks related to our ability to continue as a going concern;

●	risks related to our need for significant additional capital, which we may be unable to obtain;

●	risks associated with our ability to regain and maintain compliance with the Nasdaq listing standards;

●	risks related to the dependence of our revenues on the successful implementation and customer adoption of Ultimate Interception, or ULIN, the customer adoption of which has been limited;

●	risks related to the dependence of ULIN sales on a reseller agreement with one supplier, which automatically terminates in January 2019;

●	risks relating to any enforcement action by the SEC, to which we are currently under and to adverse outcomes in our outstanding litigation matters;

●	risks relating to government spending and contracts with governments and governmental agencies;

●	risks associated with our reliance on third party suppliers, manufacturers and partners for certain products or components which may be critical to our solutions;

●	risks associated with our ability to retain and recruit key personnel, including our Chief Executive Officer and Chief Technology Officer;

●	risks associated with our ability to keep pace with technological changes and evolving industry standards;

●	risks and challenges associated with large projects and the sophisticated nature of the solutions and products we sells, customization of solutions based on specific customer needs, sales cycles and unpredictable sales terms and timing and uneven sales patterns;

●	risks associated with complex and changing local and foreign regulatory environments in the jurisdictions in which we operate;

●	risks associated with the misconduct or other improper activities of our employees or other third parties, including noncompliance with regulatory standards and requirements;

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●	risks relating to material weaknesses in our internal controls over financial reporting and risks relating to the ineffectiveness of our disclosure controls and procedures; and

●	risks that our products may infringe or may be alleged to infringe on the intellectual property rights of others, which could lead to costly disputes or disruptions for us and may require us to indemnify our customers and resellers for any damages they suffer.

You should review carefully the risks and uncertainties described under the heading “Risk Factors” in this prospectus for a discussion of these and other risks that relate to our business and investing in our ordinary shares. The forward-looking statements contained in this prospectus are expressly qualified in their entirety by this cautionary statement. Except as required by law, we undertake no obligation to update publicly any forward-looking statements after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $50,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2018.  The amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the financial statements and notes thereto and other financial information incorporated by reference into this prospectus.

As of March, 31, 2018
(Unaudited) US Dollars in thousands

Cash and cash equivalents	$710
Total liabilities (1)	19,646
Shareholders’ equity:
Ordinary shares, par value $0.001 per share: 20,000,000 shares authorized; 2,576,415 shares outstanding	3
Additional paid-in-capital	18,560
Accumulated deficit	(20,993)
Total Capital Deficiency	(2,430)
Total capitalization and indebtedness	$17,216

(1)	Includes approximately $19.4 million which are classified as current liabilities.

The preceding table excludes as of March 31, 2018 (i) 855,744 ordinary shares issuable upon exercise of warrants at an exercise price of $115.00 per share, and (ii) 206,113 ordinary shares reserved for issuance under our 2015 Long-Term Equity Incentive Plan.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities offered by this prospectus for general corporate purposes, which may include marketing.

The intended application of proceeds from the sale of any particular offering of securities using this prospectus will be described in the accompanying prospectus supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.

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Price Range of our Ordinary Shares

On December 24, 2015, our ordinary shares and warrants began trading on the Nasdaq Capital Market under the symbol “ABIL” and “ABILW,” respectively. Our warrants were delisted on April 18, 2016 and since such date have traded on “the OTC Pink” under the symbol “ABIWF.” Since January 12, 2016, our ordinary shares are also traded on the Tel Aviv Stock Exchange under the symbol “ABIL.”

On December 27, 2017, we implemented a 1-for-10 consolidation of our ordinary shares with a market effective date of March 23, 2018. Reported prices in the table below have been adjusted to give retroactive effect to the consolidation.

The following table sets forth, for the periods indicated, the high and low sales prices of our ordinary shares for the periods indicated on the Nasdaq Capital Market.

	US$ Price Per Ordinary Share
	High	Low
Annual:
2017	34.90	3.95
2016	101.60	26.00
2015 (from December 24, 2015)	99.00	90.00

Quarterly:
Third Quarter 2018 (through August 7, 2018)	7.98	2.83
Second Quarter 2018	12.02	2.16
First Quarter 2018	5.60	3.28
Fourth Quarter 2017	8.24	3.95
Third Quarter 2017	12.00	5.90
Second Quarter 2017	19.00	5.70
First Quarter 2017	34.90	19.80
Fourth Quarter 2016	38.40	26.00
Third Quarter 2016	55.60	37.10
Second Quarter 2016	74.60	27.00
First Quarter 2016	101.60	60.20

Most Recent Six Months:
August 2018 (through August 7, 2018)	3.05	2.83
July 2018	7.98	3.05
June 2018	12.02	2.16
May 2018	3.03	2.26
April 2018	3.35	2.60
March 2018	4.10	3.28

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On August 7, 2018, the last reported sale price of our ordinary shares on the Nasdaq Capital Market was $2.94.

The following table sets forth, for the periods indicated since January 12, 2016, the reported high and low sales prices of our ordinary shares on the TASE in NIS and U.S. dollars at the exchange rate published by the Bank of Israel on the date of the reported high or low sales price, as applicable.

	NIS Price Per Ordinary Share		US$ Price Per Ordinary Share
	High	Low	High	Low
Annual:
2017	136.50	12.19	35.70	3.49
2016 (from January 12, 2016)	382.10	102.10	96.90	26.70

Quarterly:
Third Quarter 2018 (through August 7, 2018)	33.55	10.52	9.25	2.84
Second Quarter 2018	50.71	8.17	13.97	2.24
First Quarter 2018	18.10	12.19	5.30	3.49
Fourth Quarter 2017	28.21	14.01	8.00	4.00
Third Quarter 2017	44.87	20.84	12.70	5.80
Second Quarter 2017	73.21	20.47	20.20	5.80
First Quarter 2017	136.50	77.40	35.70	21.40
Fourth Quarter 2016	133.10	102.10	34.70	26.70
Third Quarter 2016	171.00	144.70	45.40	38.30
Second Quarter 2016	166.50	108.30	43.20	28.00
First Quarter 2016 (from January 12, 2016)	382.10	231.90	96.90	60.60

Most Recent Six Months:
August 2018 (through August 7, 2018)	12.01	10.52	3.27	2.84
July 2018	33.55	11.64	9.25	3.18
June 2018	50.71	8.17	13.97	2.24
May 2018	10.71	8.17	2.95	2.29
April 2018	11.85	9.49	3.37	2.64
March 2018	13.86	12.19	4.00	3.49
February 2018	15.50	13.07	4.50	3.70

On August 7, 2018, the last reported sale price of our ordinary shares on the TASE was NIS 10.59 per share, or approximately $2.87 per share (based on the exchange rate reported by the Bank of Israel for such date). On August 7, 2018, the exchange rate of the NIS to the dollar was $1.00 = NIS 3.695, as reported by the Bank of Israel.

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our outstanding ordinary shares as of August 7, 2018 by the members of our senior management and board of directors individually and as a group and each person, or group of affiliated persons, who are known by us to beneficially own more than 5% of our outstanding ordinary shares. The beneficial ownership of ordinary shares is based on the 2,576,415 ordinary shares outstanding as of August 7, 2018 and is determined in accordance with the rules of the SEC and generally includes any ordinary shares over which a person exercises sole or shared voting or investment power. For purposes of the table below, we deem shares subject to options or warrants that are currently exercisable or exercisable within 60 days of August 7, 2018, to be outstanding and to be beneficially owned by the person holding the options or warrants for the purposes of computing the percentage ownership of that person but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Number of Ordinary Shares		Percentage of Class
Senior Management and Directors
Anatoly Hurgin	832,500	(1)(3)	32.32%
Alexander Aurovsky	832,500	(2)(3)	32.32%
Avi Levin	314		*
Avraham Dan	—		—
Naftali Granot	—		—
Limor Beladev	—		—
Yair Cohen	—		—
Joseph Tenne	—		—
All senior management and directors as a group (8 individuals)	1,665,314		64.65%
5% or More Shareholders
AQR Capital Management, LLC	144,956	(4)	5.62%

*	Less than 1%.

(1)	Does not include ordinary shares which may become issuable to Anatoly Hurgin pursuant to the earn-out under the Merger Agreement.

(2)	Does not include ordinary shares which may become issuable to Alexander Aurovsky pursuant to the earn-out under the Merger Agreement.

(3)

Under the Merger Agreement, each of Messrs. Hurgin and Aurovsky had the right, on one occasion during January 1, 2018 through March 1, 2018, or the Put Option Period, to put to us all or part of his pro rata portion of 117,327 of our ordinary shares that he received in the Share Exchange for an amount in cash equal to (1) (x) the number of shares being put multiplied by (y) $101.0 per share plus (2) his pro rata portion of interest, if any, and subject to the pre-ruling granted by the Israel Tax Authority, as generated in the put option escrow account that was established. Pursuant to an escrow agreement dated December 23, 2015 among the Company, Anatoly Hurgin and Alexander Aurovsky (together as shareholders) and the Bank Leumi Le-Israel Trust Company Ltd. as escrow agent, $11.9 million was deposited into an escrow account, referred to as the put option escrow account, by us at closing of the Business Combination to fund the payment of the purchase price for the put if it is exercised. On November 13, 2017, the parties amended the escrow agreement to change the Put Option Period to the period commencing on January 1, 2019 and ending on March 1, 2021.

(4)	Based on a Schedule 13G/A filed on February 14, 2018 by AQR Capital Management, LLC. The number of ordinary shares beneficially owned by AQR Capital Management, LLC consists of warrants exercisable for 144,956 ordinary shares. The address of the business office of AQR Capital Management, LLC is Two Greenwich Plaza, 3rd Floor, Greenwich, Connecticut 06830.

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TAXATION

The material Cayman Islands and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus may be set forth in the prospectus supplement offering those securities.

DESCRIPTION OF ORDINARY SHARES

The following description of our share capital is a summary of the material terms of our amended and restated memorandum and articles of associations and Cayman Islands corporate law regarding our ordinary shares and the holders thereof. This description contains all material information concerning our ordinary shares but does not purport to be complete.

General

We are currently authorized to issue 20,000,000 ordinary shares, par value $0.001, and 5,000,000 preferred shares, par value $0.001.

Ordinary Shares

Our shareholders of record are entitled to one vote for each share held on all matters to be voted on by shareholders.

At least five days’ notice must be given for each general meeting (although we will provide whatever minimum number of days are required under Federal securities laws). Shareholders may vote at meetings in person or by proxy.

Our shareholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares.

Register of Members

Under Cayman Islands law, we must keep a register of members and there shall be entered therein:

(a)	the names and addresses of the members, a statement of the shares held by each member, and of the amount paid or agreed to be considered as paid, on the shares of each member;

(b)	the date on which the name of any person was entered on the register as a member; and

(c)	the date on which any person ceased to be a member.

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Under Cayman Islands law, the register of members of our company is prima facie evidence of the matters set out therein (i.e. the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members shall be deemed as a matter of Cayman Islands law to have legal title to the shares as set against its name in the register of members. Upon the closing of this public offering, the register of members shall be immediately updated to reflect the issue of shares by us. Once our register of members has been updated, the shareholders recorded in the register of members shall be deemed to have legal title to the shares set against their name.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by a company should be rectified where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands court.

Preferred Shares

Our amended and restated memorandum and articles of association authorizes the issuance of preferred shares with such designation, rights and preferences as may be determined from time to time by our board of directors. No preferred shares are being issued or registered in this offering. Accordingly, our board of directors is empowered, without shareholder approval, to issue preferred shares with dividend, liquidation, redemption, voting or other rights which could adversely affect the voting power or other rights of the holders of ordinary shares. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which votes as a class with the ordinary shares on a business combination. We may issue some or all of the preferred shares to effect a business combination. In addition, the preferred shares could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future.

Dividends

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Certain Differences in Corporate Law

Cayman Islands companies are governed by the Companies Law. The Companies Law is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Law applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. In certain circumstances, the Companies Law allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66.6% in value) of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

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Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Law provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

(a)	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

(b)	the shareholders have been fairly represented at the meeting in question;

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(c)	the arrangement is such as a businessman would reasonably approve; and

(d)	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer relates within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits. Our Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based both on Cayman Islands authorities and on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

(a)	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

(b)	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or

(c)	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of civil liabilities. The Cayman Islands has a different body of securities laws as compared to the United States and may provide less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States.

We have been advised by our Cayman Islands legal counsel that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Law. The Companies Law distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

(a)	annual reporting requirements are minimal and consist mainly of a statement that the company has conducted its operations mainly outside of the Cayman Islands and has complied with the provisions of the Companies Law;

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(b)	an exempted company’s register of members is not open to inspection;

(c)	an exempted company does not have to hold an annual general meeting;

(d)	an exempted company may issue negotiable or bearer shares or shares with no par value;

(e)	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

(f)	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

(g)	an exempted company may register as a limited duration company; and

(h)	an exempted company may register as a segregated portfolio company.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association filed under the laws of the Cayman Islands contain provisions designed to provide certain rights and protections to our shareholders.

The Companies Law permits a company incorporated in the Cayman Islands to amend its memorandum and articles of association with the approval of the holders of at least two-thirds of such company’s issued and outstanding ordinary shares who attend and vote at a general meeting. A company’s articles of association may specify that the approval of a higher majority is required but, provided the approval of the required majority is obtained, any Cayman Islands company may amend its memorandum and articles of association regardless of whether its memorandum and articles of association provides otherwise. Accordingly, although we could amend any of the provisions relating to our proposed offering, structure and business plan which are contained in our amended and restated memorandum and articles of association, we view all of these provisions as binding obligations to our shareholders and neither we, nor our officers or directors, will take any action to amend or waive any of these provisions unless we provide public shareholders with the opportunity to convert their public shares in connection with any such vote. The foregoing is set forth in our amended and restated memorandum and articles of association and cannot be amended.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity, the identity of their beneficial owners/controllers (where applicable), and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of its anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (2018 Revision) of the Cayman Islands, as amended and revised from time to time (the “Regulations”) or any other applicable law. Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

(b)	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

(c)	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

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For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority, or FRA, of the Cayman Islands, pursuant to the Proceeds of Crime Law (2018 Revision) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Law (2018 Revision) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold:

●	through agents;

●	to or through one or more underwriters on a firm commitment or agency basis;

●	through put or call option transactions relating to the securities;

●	to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	through privately negotiated transactions;

●	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

●	directly to purchasers, including our affiliates , through a specific bidding or auction process, on a negotiated basis or otherwise; to or through one or more underwriters on a firm commitment or best efforts basis;

●	exchange distributions and/or secondary distributions;

●	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

●	in an “at the market offering”, within the meaning of Rule 415(a)(4) of the Securities into an existing trading market, on an exchange or otherwise;

●	transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

●	transactions in options, swaps or other derivatives that may or may not be listed on an exchange;

●	through any other method permitted pursuant to applicable law; or

●	through a combination of any such methods of sale.

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At any time a particular offer of the securities covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will be distributed which will set forth the aggregate amount of securities covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any discounts, commissions, concessions and other items constituting compensation from us and any discounts, commissions or concessions allowed or re-allowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the securities covered by this prospectus. In order to comply with the securities laws of certain states, if applicable, the securities sold under this prospectus may only be sold through registered or licensed broker-dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from registration or qualification requirements is available and is complied with.

The distribution of securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Any dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If any such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may from time to time solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

To the extent that we make sales to or through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a distribution agreement between us and the underwriters or agents. If we engage in at-the-market sales pursuant to a distribution agreement, we will sell any of our listed securities to or through one or more underwriters or agents, which may act on an agency basis or on a principal basis. During the term of any such agreement, we may sell any of our listed securities on a daily basis in exchange transactions or otherwise as we agree with the underwriters or agents. The distribution agreement will provide that any of our listed securities which are sold will be sold at prices related to the then prevailing market prices for our listed securities. Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time and will be described in a prospectus supplement. Pursuant to the terms of the distribution agreement, we also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of our listed securities. The terms of each such distribution agreement will be set forth in more detail in a prospectus supplement to this prospectus.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

Agents, underwriters and dealers may be entitled under agreements which may be entered into with us to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the prospectus supplement will describe the terms and conditions of the indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries.

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Any person participating in the distribution of securities registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our securities by that person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions, penalty bids and other transactions that stabilize, maintain or otherwise affect the price of the offered securities. These activities may maintain the price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below:

●	a stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	a syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	a penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase offered securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

In addition, ordinary shares or warrants may be issued upon conversion of or in exchange for debt securities or other securities.

Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a national securities exchange. No assurance can be given that there will be a market for the offered securities.

Any securities that qualify for sale pursuant to Rule 144 or Regulation S under the Securities Act may be sold under Rule 144 or Regulation S rather than pursuant to this prospectus.

In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of shares. The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in the applicable prospectus supplement (or a post-effective amendment).

We may loan or pledge securities to a financial institution or other third party that in turn may sell the securities using this prospectus. Such financial institution or third party may transfer its short position to investors in our securities or in connection with a simultaneous offering of other securities offered by this prospectus or in connection with a simultaneous offering of other securities offered by this prospectus.

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LEGAL MATTERS

 The validity of the ordinary shares offered hereby will be passed upon for us by Maples and Calder. Certain matters of United States federal securities law relating to the securities offered hereby under U.S. federal securities law will be passed upon for us by McDermott, Will & Emery LLP, New York, New York and certain matters related to Israeli and Cayman Islands law will be passed on us by Barnea Jaffa Lande & Co and Maples and Calder, respectively. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements as of December 31, 2017 and 2016, and for each of the years then ended, incorporated by reference in this prospectus and in the Registration Statement have been so incorporated in reliance on the reports (which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern) of Ziv Haft, a member firm of BDO, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3, including amendments and relevant exhibits and schedules, under the Securities Act covering the ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement, summarizes material provisions of contracts and other documents that we refer to in the prospectus. Since this prospectus does not contain all of the information contained in the registration statement, you should read the registration statement and its exhibits and schedules for further information with respect to us and our ordinary shares. You may review and copy the registration statement, reports and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You may also request copies of these documents upon payment of a duplicating fee by writing to the SEC. For further information on the public reference facility, please call the SEC at 1-800-SEC-0330. Our SEC filings, including the registration statement, are also available to you on the SEC’s Web site at http://www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements we file reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as United States companies whose securities are registered under the Exchange Act. However, we file with the SEC, within four months after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information that does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

●	our Annual Report on Form 20-F for the year ended December 31, 2017, filed with the SEC on April 30, 2018; and

●	our Reports on Form 6-K filed with the SEC on July 6, 2018, July 11, 2018, July 13, 2018 and August 7, 2018.

This prospectus supplement and accompanying prospectus are part of a registration statement on Form F-3 we have filed with the SEC under the Securities Act. This prospectus supplement does not contain all of the information in the registration statement. We have omitted certain parts of the registration statement, as permitted by the rules and regulations of the SEC. You may inspect and copy the registration statement, including exhibits, at the SEC’s public reference room or website. Our statements in this prospectus supplement about the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or other document we have filed as an exhibit to the registration statement for complete information.

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In addition, any reports on Form 6-K submitted to the SEC by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide, upon written or oral request, to each person to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. You may request a copy of these filings, at no cost, by writing us at Ability Inc., Yad Harutzim 14, Tel Aviv, Israel, 6770007. Our telephone number is +972-72-260-2200.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, all of whom reside in Israel, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and all of our directors and officers are located in Israel, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. The address of our agent is 850 Library Avenue, Newark, Delaware 19711.

We have been informed by our legal counsel in Israel, Barnea, Jaffa, Lande & Co, that it may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law.

Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

●	the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

●	the judgment may no longer be appealed;

●	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

●	the judgment is executory in the state in which it was given.

Even if these conditions are met, an Israeli court will not declare a foreign civil judgment enforceable if:

●	the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

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●	the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

●	the judgment was obtained by fraud;

●	the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

●	the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

●	the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

●	at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Where You Can Find Additional Information

We are subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended, and in accordance therewith file annual and special reports with, and furnish other information to, the SEC. You may read and copy the registration statement and any other documents we have filed at the SEC, including any exhibits and schedules, at the SEC’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for further information on this public reference room. In addition, the SEC maintains a web site that contains reports and other information regarding issuers that file electronically with the SEC. You may access the SEC’s website at http://www.sec.gov. These SEC filings are also available to the public on the Israel Securities Authority’s Magna website at www.magna.isa.gov.il and from commercial document retrieval services.

This prospectus is part of the registration statement on Form F-3 filed with the SEC in connection with this offering and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

EXPENSES

We are paying all of the expenses of the registration of our securities under the Securities Act, including, to the extent applicable, registration and filing fees, printing and duplication expenses, administrative expenses, accounting fees and the legal fees of our counsel. The following is a statement of estimated expenses at the present time in connection with the distribution of the securities registered hereby. All amounts shown are estimates except the SEC registration fee and the FINRA filing fee. The estimates do not include expenses related to offerings of particular securities. Each prospectus supplement describing an offering of securities will reflect the estimated expenses related to the offering of securities under that prospectus supplement.

SEC registration fees	$6,225
FINRA filing fee	$8,000
Legal fees and expenses	$30,000
Accountants fees and expenses	$15,000
Printing Fees	$5,000
Miscellaneous	$5,000
Total	$69,225

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728,262 Ordinary Shares

Prospectus Supplement

August 14, 2018

H.C. Wainwright & Co.